                                                                 Exhibit 23(g)



                              AGREEMENT BETWEEN

                             JPMORGAN CHASE BANK

                                     AND

                       EACH OF THE INVESTMENT COMPANIES

                     LISTED ON SCHEDULE A ATTACHED HERETO

                              TABLE OF CONTENTS

ARTICLE I. DEFINED TERMS                                                                     2
                        ---------------------------------------------------------------------
SECTION 1.01.  "ACCOUNT"                                                                     2
                        ---------------------------------------------------------------------
SECTION 1.02.  "AFFILIATE"                                                                   2
                          -------------------------------------------------------------------
SECTION 1.03.  "AGREEMENT"                                                                   2
                           ------------------------------------------------------------------
SECTION 1.04   "AUTHORIZED PERSON(s)"                                                        2
                                     --------------------------------------------------------
SECTION 1.05.  "BANK ACCOUNT"                                                                2
                             ----------------------------------------------------------------
SECTION 1.06.  "BANK INSTITUTION"                                                            2
                                 ------------------------------------------------------------
SECTION 1.07.  "BOARD"                                                                       3
                      -----------------------------------------------------------------------
SECTION 1.08.  "BUSINESS DAY"                                                                3
                             ----------------------------------------------------------------
SECTION 1.09.  "COMMISSION"                                                                  3
                           ------------------------------------------------------------------
SECTION 1.10.  "DR"                                                                          3
                   --------------------------------------------------------------------------
SECTION 1.11.  "DOMESTIC SUBCUSTODIAN"                                                       3
                                      -------------------------------------------------------
SECTION 1.12.  "ELIGIBLE SECURITIES DEPOSITORY"                                              3
                                               ----------------------------------------------
SECTION 1.13.  "FOREIGN SUBCUSTODIAN"                                                        3
                                     --------------------------------------------------------
SECTION 1.14.  "FUND"                                                                        3
                     ------------------------------------------------------------------------
SECTION 1.15.  "INSTITUTIONAL CLIENT"                                                        3
                                     --------------------------------------------------------
SECTION 1.16.  "INTEREST BEARING DEPOSITS"                                                   4
                                          ---------------------------------------------------
SECTION 1.17.  "INVESTMENT COMPANY ACT"                                                      4
                                       ------------------------------------------------------
SECTION 1.18.  "LOANS"                                                                       4
                      -----------------------------------------------------------------------
SECTION 1.19.  "OVERDRAFT"                                                                   4
                          -------------------------------------------------------------------
SECTION 1.20.  "OVERDRAFT NOTICE"                                                            4
                                 ------------------------------------------------------------
SECTION 1.21.  "PERSON"                                                                      4
                       ----------------------------------------------------------------------
SECTION 1.22.  "PROCEDURAL AGREEMENT"                                                        4
                                     --------------------------------------------------------
SECTION 1.23.  "PROPER INSTRUCTIONS"                                                         4
                                    ---------------------------------------------------------
SECTION 1.24.  "PROPERTY"                                                                    5
                         --------------------------------------------------------------------
SECTION 1.25.  "SECURITIES SYSTEM"                                                           5
                                  -----------------------------------------------------------
SECTION 1.26.  "SEGREGATED ACCOUNT"                                                          5
                                   ----------------------------------------------------------
SECTION 1.27.  "SERIES"                                                                      6
                       ----------------------------------------------------------------------
SECTION 1.28   "SHAREHOLDER SERVICING AGENT"                                                 6
                                            -------------------------------------------------
SECTION 1.29.  "SHARES"                                                                      6
                       ----------------------------------------------------------------------
SECTION 1.30.  "SUBCUSTODIAN"                                                                6
                             ----------------------------------------------------------------
SECTION 1.31.  "TERMINATING FUND"                                                            6
                                 ------------------------------------------------------------

ARTICLE II. APPOINTMENT OF CUSTODIAN                                                         6
                                    ---------------------------------------------------------

ARTICLE III. POWERS AND DUTIES OF CUSTODIAN                                                  7
                                           --------------------------------------------------
SECTION 3.01.  SAFEKEEPING                                                                   7
                          -------------------------------------------------------------------
SECTION 3.02.  MANNER OF HOLDING SECURITIES                                                  7
                                           --------------------------------------------------
SECTION 3.03.  SECURITY PURCHASES AND SALES                                                  9
                                           --------------------------------------------------
SECTION 3.04.  EXCHANGES OF SECURITIES                                                      11
                                      ------------------------------------------------------
SECTION 3.05.  DEPOSITORY RECEIPTS                                                          12
                                  ----------------------------------------------------------

SECTION 3.06.  EXERCISE OF RIGHTS; TENDER OFFERS                                            12
                                                --------------------------------------------
SECTION 3.07.  STOCK DIVIDENDS, RIGHTS, ETC.                                                13
                                            ------------------------------------------------
SECTION 3.08.  OPTIONS                                                                      13
                      ----------------------------------------------------------------------
SECTION 3.09.  FUTURES CONTRACTS                                                            14
                                ------------------------------------------------------------
SECTION 3.10.  BORROWINGS                                                                   15
                         -------------------------------------------------------------------
SECTION 3.11.  INTEREST BEARING DEPOSITS                                                    15
                                        ----------------------------------------------------
SECTION 3.12.  FOREIGN EXCHANGE TRANSACTIONS                                                16
                                            ------------------------------------------------
SECTION 3.13.  SECURITIES LOANS                                                             17
                               -------------------------------------------------------------
SECTION 3.14.  COLLECTIONS                                                                  18
                          ------------------------------------------------------------------
SECTION 3.15.  DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS                                     19
                                                       -------------------------------------
SECTION 3.16.  PROCEEDS FROM SHARES SOLD                                                    20
                                        ----------------------------------------------------
SECTION 3.17.  PROXIES, NOTICES, ETC.                                                       20
                                     -------------------------------------------------------
SECTION 3.18.  BILLS AND OTHER DISBURSEMENTS                                                20
                                            ------------------------------------------------
SECTION 3.19.  NONDISCRETIONARY FUNCTIONS                                                   20
                                         ---------------------------------------------------
SECTION 3.20.  BANK ACCOUNTS                                                                21
                            ----------------------------------------------------------------
SECTION 3.21.  DEPOSIT OF FUND ASSETS IN SECURITIES SYSTEMS                                 22
                                                           ---------------------------------
SECTION 3.22.  MAINTENANCE OF ASSETS IN UNDERLYING FUND SYSTEMS                             24
                                                               -----------------------------
SECTION 3.23.  OTHER TRANSFERS                                                              24
                              --------------------------------------------------------------
SECTION 3.24.  ESTABLISHMENT OF SEGREGATED ACCOUNT(s)                                       25
                                                     ---------------------------------------
SECTION 3.25.  CUSTODIAN'S BOOKS AND RECORDS                                                25
                                            ------------------------------------------------
SECTION 3.26.  OPINION OF FUND'S INDEPENDENT CERTIFIES PUBLIC ACCOUNTANTS                   26
                                                                         -------------------
SECTION 3.27.  REPORTS BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                          27
                                                                  --------------------------
SECTION 3.28.  OVERDRAFTS                                                                   27
                         -------------------------------------------------------------------
SECTION 3.29.  REIMBURSEMENT OF ADVANCES                                                    28
                                        ----------------------------------------------------
SECTION 3.30.  CLAIMS                                                                       29
                     -----------------------------------------------------------------------

ARTICLE IV. PROPER INSTRUCTIONS AND RELATED MATTERS                                         29
                                                   -----------------------------------------
SECTION 4.01.  PROPER INSTRUCTIONS                                                          29
                                  ----------------------------------------------------------
SECTION 4.02.  AUTHORIZED PERSONS                                                           30
                                 -----------------------------------------------------------
SECTION 4.03.  PERSON HAVING ACCESS TO ASSETS TO ASSETS OF THE FUND OR SERIES               31
                                                                             ---------------
SECTION 4.04.  ACTION OF CUSTODIAN BASED ON PROPER INSTRUCTIONS                             31
                                                               -----------------------------

ARTICLE V. SUBCUSTODIANS                                                                    31
                        --------------------------------------------------------------------
SECTION 5.01.  DOMESTIC SUBCUSTODIANS                                                       31
                                     -------------------------------------------------------
SECTION 5.02.  FOREIGN SUBCUSTODIANS                                                        32
                                    --------------------------------------------------------
SECTION 5.03.  TERMINATION OF A SUBCUSTODIAN                                                33
                                            ------------------------------------------------
SECTION 5.04.  ELIGIBLE SECURITIES DEPOSITORIES                                             33
                                               ---------------------------------------------

ARTICLE VI. STANDARD OF CARE; INDEMNIFICATION                                               34
                                             -----------------------------------------------
SECTION 6.01.  STANDARD OF CARE                                                             34
                               -------------------------------------------------------------
SECTION 6.02.  LIABILITY OF CUSTODIAN FOR ACTIONS OF OTHER PERSONS                          37
                                                                  --------------------------
SECTION 6.03.  INDEMNIFICATION                                                              39
                              --------------------------------------------------------------
SECTION 6.04.  FUND'S RIGHT TO PROCEED                                                      41
                                      ------------------------------------------------------

ARTICLE VII. COMPENSATION                                                                   42
                         -------------------------------------------------------------------

ARTICLE VIII. TERMINATION                                                                   43
                         -------------------------------------------------------------------
SECTION 8.01.  TERMINATION OF AGREEMENT AS TO ONE OR MORE FUNDS                             43
                                                               ------------------------------
SECTION 8.02.  TERMINATION AS TO ONE OR MORE SERIES                                         44
                                                   -----------------------------------------

ARTICLE IX. MISCELLANEOUS                                                                   45
                         -------------------------------------------------------------------
SECTION 9.01.  EXECUTION OF DOCUMENTS, ETC.                                                 45
                                           -------------------------------------------------
SECTION 9.02.  REPRESENTATIVE CAPACITY; NONRECOURSE OBLIGATIONS                             45
                                                               -----------------------------
SECTION 9.03.  SEVERAL OBLIGATIONS OF THE FUNDS AND SERIES                                  46
                                                          ----------------------------------
SECTION 9.04.  REPRESENTATIONS AND WARRANTIES                                               46
                                             -----------------------------------------------
SECTION 9.05.  ENTIRE AGREEMENT                                                             47
                               -------------------------------------------------------------
SECTION 9.06.  WAIVERS AND AMENDMENTS                                                       47
                                     -------------------------------------------------------
SECTION 9.07.  INTERPRETATION                                                               48
                             ---------------------------------------------------------------
SECTION 9.08.  CAPTIONS                                                                     49
                       ---------------------------------------------------------------------
SECTION 9.09.  GOVERNING LAW                                                                49
                            ----------------------------------------------------------------
SECTION 9.10.  NOTICES                                                                      49
                      ----------------------------------------------------------------------
SECTION 9.11.  ASSIGNMENT                                                                   50
                         -------------------------------------------------------------------
SECTION 9.12.  COUNTERPARTS                                                                 50
                           -----------------------------------------------------------------
SECTION 9.13   CONFIDENTIALITY; SURVIVAL OF OBLIGATIONS                                     50
                                                       -------------------------------------
SECTION 9.14.  SHAREHOLDER COMMUNICATIONS                                                   51
                                         ---------------------------------------------------

                              CUSTODY AGREEMENT

        AGREEMENT made this ___ day of _____ between each of the investment companies listed on Schedule A hereto, as the same may be amended from time to time and JPMorgan Chase Bank (the "Custodian").

                                 WITNESSETH:


        WHEREAS, each Fund (as defined in Section 1.14 below) desires to appoint the Custodian as custodian on its own behalf and, if a series fund, on behalf of each of its series, in accordance with the provisions of the Investment Company Act of 1940, as amended, and the rules and regulation thereunder, under the terms and conditions set forth in this Custodian Agreement (including any Schedules or Appendices hereto), as the Custodian has agreed to act as custodian for such Fund; and

        WHEREAS, the Board of Directors/Trustees of each Fund has approved appointment of the Custodian as "Foreign Custody Manager," as such term is defined in Rule 17f-5 under the Investment Company Act of 1940, as amended, of such Fund, and the Custodian has agreed to assume the responsibilities of a Foreign Custody Manager under the terms and conditions of this Agreement and the guidelines and procedures adopted by the Board of Directors/Trustees of each Fund and annexed hereto as Schedule B.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                  ARTICLE I.
                                DEFINED TERMS

        The following terms are defined as follows:

        Section 1.01. "Account" shall mean an account of the Custodian established at a bank, Securities System or Subcustodian (as defined in Section 1.25 and 1.30, respectively), which shall include only Property (as defined in Section 1.24) held as custodian for a Fund or a series of a Fund. To the extent required by law or in accord with standard industry practice in a particular market, an Account may be an omnibus account in the name of the Custodian or its nominee provided that the records of the Custodian shall indicate at all times the Fund (or when the context so requires, one or more series of the Fund) and/or other customer(s) for which Property is held in such Account and the respective interests therein.

        Section 1.02. "Affiliate" shall mean any entity that controls, is controlled by, or is under common control with any entity.

        Section 1.03. "Agreement" shall mean this agreement between each Fund and the Custodian and all current or subsequent schedules and appendices hereto.

        Section 1.04. "Authorized Person(s)" shall mean all personal authorized in writing by each Fund to give Proper Instructions (as defined in Section 1.23) or any other notice, request, direction, instruction, certificate or instruction on behalf of a Fund or series thereof.

        Section 1.05. "Bank Account" shall mean any demand deposit bank account (provided that demand may not be made by check), which will be an interest bearing bank account where permitted by law and agreed between the Custodian and a Fund, held on the books of the Custodian or a Subcustodian for the account of a Fund or a series of a Fund.

        Section 1.06. "Banking Institution" shall mean a bank or trust company, including the Custodian, any Subcustodian or any subsidiary or Affiliate of the Custodian.

        Section 1.07. "Board" shall mean the Board of Directors or Trustees, as applicable, to a Fund.

        Section 1.08. "Business Day" shall mean any day on which the New York Stock Exchange or the Custodian is open for business that is not a Saturday or Sunday.

        Section 1.09. "Commission" shall mean the U.S. Securities and Exchange Commission.

        Section 1.10. "DR" shall mean an American Depositary Receipt, European Depositary Receipt, or Global Depositary Receipt or similar instrument issued by a depositary to represent the underlying securities held by the depositary.

        Section 1.11. "Domestic Subcustodian" shall mean any bank as defined in Section 2(a)(5) of the Investment Company Act and the rules and regulations thereunder, that acts on behalf of one or more Funds, or on behalf of the Custodian as custodian for one or more Funds, as a Subcustodian for purposes of holding cash, securities and other assets of such Funds and performing other functions of the Custodian within the United States.

        Section 1.12. "Eligible Securities Depository" shall have the same meaning as that term is defined in Rule 17f-7 under the Investment Company Act of 1940, as amended.

        Section 1.13. "Foreign Subcustodian" shall mean an Eligible Foreign Custodian as that term is defined in Rule 17f-5 under the Investment Company Act of 1940, as amended.

        Section 1.14. "Fund" shall mean any registered, open-end or closed-end investment company listed on Schedule A hereto as it shall be amended from time to time. Collectively, they shall be referred to as the "Funds."

        Section 1.15. "Institutional Client" shall mean a major commercial bank, corporation, insurance company, or substantially similar institution that purchases or sells securities and makes substantial use of custodial services.

        Section 1.16. "Interest Bearing Deposits" shall mean interest bearing fixed term and call deposits.

        Section 1.17. "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

        Section 1.18. "Loans" shall mean corporate loans or participation interests therein, or assignments thereof.

        Section 1.19. "Overdraft" shall mean any payment or transfer of funds on behalf of a Fund or series of a Fund for which there are, at the close of business on the date of such payment or transfer, insufficient funds held by the Custodian on behalf of such Fund or series thereof.

        Section 1.20. "Overdraft Notice" shall mean any written notification of an Overdraft by facsimile transmission or any other such manner as Fund and the Custodian may agree in writing.

        Section 1.21. "Person" shall mean the Custodian or any Subcustodian or Securities System, or any Eligible Securities Depository used by any such Subcustodian, or any nominee of the Custodian or any Subcustodian.

        Section 1.22. "Procedural Agreement" shall mean any futures margin procedural agreement among a Fund or series of a Fund, the Custodian any futures commission merchant.

        Section 1.23. "Proper Instructions" shall mean: (i) either a tested telex or a written (including, without limitation, facsimile transmission that is transmitted in compliance with the security procedures established for such communication by the Custodian and the Fund) request, direction, instruction or certification signed or initialed by or on behalf of the applicable Fund or series of a Fund by one or more Authorized Person; (ii) a telephonic or other oral communication by one or more Authorized Persons; or (iii) a communication effected directly between an electro-mechanical or electronic device or system (including, without limitation, computers) by or on behalf of the applicable Fund that is transmitted in compliance with the security procedures established for such communication by the Custodian and the Fund; provided, however, that communications purporting to be given by an Authorized Person shall be considered Proper Instructions only if the Custodian reasonably believes such communications to have been given by an Authorized person with respect to the transaction involved. Proper Instructions shall include all information necessary to permit the Custodian to fulfill its duties and obligations thereunder. Proper Instructions provided by facsimile transmission or under subsection (ii) shall be subject to a commercially reasonable authentication procedure, such as call back.

        Section 1.24. "Property" shall mean any securities or other assets of a Fund or series that are accepted by the Custodian for safekeeping, or cash accepted by the Custodian for deposit on behalf of a Fund or series of a Fund.

        Section 1.25. "Securities System" shall mean (i) the Depository Trust Company, including its Mortgage Backed Securities Division and/or (ii) any book-entry system as provided in (1) Subpart O of Treasury Circular No. 300, 31 CFR 306, (2) Subpar B of 31 CFR Part 350, (3) the book-entry regulation(s) of federal financial regulatory agencies substantially in the form of Subpar O, (4) any other domestic clearing agency registered with the Commission under
Section 17A of the Securities Exchange Act of 1934, as amended, which acts as a securities depository. Each such Securities System shall be approved by each Fund's Board.

        Section 1.26. "Segregated Account" shall mean an account established for and on behalf of a Fund in which may be held Property that is maintained:
(i) for the purposes set forth in Section 3.08, 3.09, and 3.10, hereof; (ii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent rules, regulations or release or releases of the Commission relating to the maintenance of Segregated Accounts by registered investment companies, or
(iii) for any other lawful purposes as may be deemed necessary by the Fund.

        Section 1.27. "Series" shall mean the one or more series of shares into which a Fund may be organized, each shall represent an interest in a separate portfolio of Property and shall include all of the existing and additional Series now or hereafter listed on Schedule A.

        Section 1.28. "Shareholder Servicing Agent" shall mean a Fund's transfer agent of person performing comparable duties.

        Section 1.29. "Shares" shall mean all classes of shares of a Fund or Series, as appropriate.

        Section 1.30. "Subcustodian" shall mean any duly appointed Domestic Subcustodian or Foreign Subcustodian.

        Section 1.31. "Terminating Fund" shall mean a Fund or Series that has terminated the Agreement with the Custodian or as to which the Custodian has terminated the Agreement, all in accordance with the provision of Section 8.01.

                                 ARTICLE II.
                           APPOINTMENT OF CUSTODIAN

        Each Fund hereby appoints the Custodian as custodian and as Foreign Custody Manager for the term and subject to the provisions of the Agreement. Custodian's duties and obligation as Foreign Custody Manager and with respect to Eligible Securities Depositories shall be as set forth in the Agreement, including Schedule B hereto. Each Fund shall deliver to the Custodian or a Subcustodian, or shall cause to be delivered to the Custodian or a Subcustodian, Property owned by such Fund and, where applicable, shall specify which of its Series such Property is to be specifically allocated.

                                 ARTICLE III.
                        POWERS AND DUTIES OF CUSTODIAN

        With respect to Property of each Fund or Series, the Custodian shall have and perform the following powers and duties:

        Section 3.01. Safekeeping. The Custodian shall from time to time receive delivery of Property of a Fund or Series and shall maintain, hold and, with respect to Property that is not cash, keep safely all Property of each Fund or each Series that has been delivered to and accepted by the Custodian. Custodian shall accept and maintain Property received in the form of cash as a deposit obligation of the Custodian or a Subcustodian.

        Section 3.02.  Manner of Holding Securities.

               (a) The Custodian shall at all times hold securities of each Fund or Series (i) by physical possession of the share certificates or other instruments representing such securities in registered or bearer form, or (ii) in book-entry form by a Securities System or by a transfer agent or registrar of another investment company (an "Underlying Fund System"), or (iii) with respect to Loans, by possession of all documents, certificates and other such instruments, including any schedule of payments ("Financing Documents") as are delivered to the Custodian.

               (b) Upon receipt of Proper Instructions, the Custodian shall open an Account in the name of each Fund or Series and shall hold registered securities of each Fund or Series (i) in the name of Custodian or any nominee name of the Custodian. A Subcustodian shall, to the extent permitted by law and, where Custodian deems it advisable based upon any legal advice Custodian has obtained with respect to a particular market and upon other factors the Custodian deems appropriate, hold registered securities of each Fund or Series in a manner that is appropriate to the Fund's tax domicile and that takes into consideration the best interests of the Fund with respect to regulatory matters relating to custody; and provided further that the Custodian shall, on an ongoing basis, provide accurate information to a Fund and such other persons as a Fund may designate with respect to the registration status of each Fund's portfolio securities, and an accurate record of securities held by each Fund and such Fund's respective interest therein.

               (c) The Custodian may hold Property for all of its customers, including a Fund or Series, with any Foreign Subcustodian in an Account that is identified as belonging to the Custodian for the benefit of its customers or in an account of an Eligible Securities Depository ("depository account"), including an omnibus account, with an Eligible Securities Depository; provided, however, that (i) the records of the Custodian with respect to Property of any Fund or Series that are maintained in such Account or depository account shall identify such Property as belonging to the applicable Fund or Series, and (ii) to the extent permitted and customary in the market in which the Account or the depository account is maintained, the Custodian shall require that Property be held by a Foreign Custodian or such Foreign Subcustodian.

               (d) The Custodian shall send each Fund a written statement, advice or notification of any transfers of any Property of the Fund to or from an Account or a depository account. Each such statement, advice or notification shall identify the Property transferred and the entity that has custody of the Property. Unless a Fund provides the Custodian with a written exception or objection to any such statement, advice or notification within ninety (90) days of Fund's receipt thereof, the Fund shall be deemed to have approved such statement, advice or notification. To the extent permitted by law and the terms of this Agreement, the Custodian shall not be liable for the contents of any such statement, advice or notification that has been approved by a Fund.

        Section 3.03.  Security Purchases and Sales.

               (a) Upon receipt of Proper Instructions, insofar as funds are available for the purpose, the Custodian shall pay for and receive securities purchased for the account of a Fund or Series, payment being made by the Custodian only: (i) upon receipt of the securities, certificates, or other acceptable evidence of ownership (1) by the Custodian, or (2) by a clearing corporation of a national securities exchange of which the Custodian is a member, (3) by a Securities System or (4) by an Underlying Fund System; or (ii) otherwise in accordance with (1) Proper Instructions, (2) applicable law, (3) generally accepted industry practices, or (4) the terms of any instrument representing the purchase. With respect to a clearing corporation or Securities System, securities may be held only with an entity approved by a Fund's Board.

Notwithstanding the foregoing, in the case of the U.S. repurchase agreements entered into by a Fund, the Custodian may release funds to a Securities System or to a Domestic Subcustodian prior to the receipt of advice from the Securities System or Domestic Subcustodian, so long as: (i) Property maintained with such Securities System or Domestic Subcustodian is subject to an agreement that requires; or (ii) the rules of such Securities System or Domestic Subcustodian require that the Securities System or SubCustodian may make payment of such funds to the other party to the repurchase agreement only upon transfer by book-entry of the securities underlying the repurchase agreement into the Account. In the case of time deposits, call account deposits, currency deposits, and other deposits, contracts or options pursuant to Sections 3.08, 3.09, 3.11, and 3.12, the Custodian may not make payment therefor without receiving an instrument or other document evidencing said deposit except in accordance with standard industry practice.

               (b) Upon receipt of Proper Instructions, the Custodian shall make delivery of securities that have been sold for the account of a Fund or Series, but only: (i) against payment therefor (1) in the form of cash, by a certified check, bank cashier's check, bank credit, or bank wire transfer, (2) by credit to the Account of the Custodian with a clearing corporation of a national securities exchange of which the Custodian is a member, or (3) by credit to the Account of the Custodian with a Securities System subject to final end-or-day settlement in accordance with the rules of the applicable Securities System; or (ii) otherwise in accordance with (1) Proper Instructions, (2) applicable law, (3) generally accepted trading practices, or
(4) the terms of any instrument representing the sale.

               (c) In the case of the purchase or sale of securities the settlement of which occurs outside of the United States or the receipt of which and payment therefor take place in different countries, such securities shall be delivered and paid for in accordance with local custom and practice generally accepted in the applicable country or countries by Institutional Clients domiciled in the United States. In the case of securities held in physical form, if standard industry practice in the country so requires, such securities shall be delivered and paid for in accordance with "street delivery custom" to a broker or its clearing agent (for example, against delivery to the Custodian or a SubCustodian of a receipt for such securities) provided that the Custodian shall take reasonable steps (which shall not include the institution of legal proceedings except pursuant to Section 6.03 (c)) in its discretion to seek to ensure prompt collection of the payment for, or the return of, such securities by the broker or its clearing agent, and provided further that the Custodian shall not be responsible for the selection of or the failure or inability to perform of such broker or its clearing agent.

        Section 3.04. Exchanges of Securities. Upon receipt of Proper Instructions, the Custodian shall, to the extent permitted by applicable law and in accord with standard industry practice in the relevant market, exchange securities held by the Custodian for the account of any Fund or Series for other securities in connection with any reorganization, recapitalization, stock split, change of par value, conversion or other event relating to the securities or the issuer of such securities, and to deposit any such securities in accordance the terms of any reorganization or protective plan. With respect to tender or exchange offers , the Custodian shall transmit promptly to a Fund all written information actually received by the Corporate Actions Department or other applicable department of the Custodian, or from a SubCustodian, an Eligible Securities Depository, or a Securities System, or directly from issuers of the securities whose tender or exchange is sought and from the parties (or other agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer, or any other similar transaction, the Fund shall notify the Custodian, within a time period set by the Custodian and communicated promptly to the Fund, prior to the date on which the Custodian is to take such action. Without receiving such Proper Instructions, the Custodian may surrender securities in temporary form for definitive securities, may surrender for transfer into a name or nominee name as permitted in Section 3.02(b), and may surrender securities for a different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness, provided that the securities to be issued will be delivered to the Custodian or nominee of the Custodian and further provided that the Custodian shall, consistent with local market practice, at the time of surrendering the securities or instruments (i) receive a receipt or other instrument or document evidencing the ownership thereof or (ii) take other reasonable steps to seek to ensure proper delivery of the securities and adequate protection of a Fund's ownership interest in the securities.

        Section 3.05. Depository Receipts. Upon receipt of Proper Instructions, the Custodian shall instruct a SubCustodian appointed pursuant to Article V hereof to surrender securities to the depository that holds securities of an issuer that are represented by DRs for such securities against a written receipt thereof adequately describing such securities and written evidence satisfactory to the SubCustodian that the depository has acknowledged receipt of instructions to issue DRs with respect to such securities in the name of the Custodian, or a nominee of the Custodian, for delivery to the Custodian in at such place as the Custodian may from time to time designate.

        Upon receipt of Proper Instructions, the Custodian shall surrender DRs to the issuer thereof against a written receipt therefor adequately describing the DRs surrendered and written evidence satisfactory to the Custodian that the issuer of the DRs has acknowledged receipt of instructions to cause its depository to deliver the securities underlying such DRs to a Subcustodian.

        Section 3.06. Exercise of Rights; Tender Offers. Upon receipt of Proper Instructions, the Custodian shall deliver to the issuer or trustee thereof, or to the agent of either, warrants, puts, calls, rights or similar securities, for the purpose of being exercised or sold, provided that the new Property, if any, acquired by such action is to be delivered to the Custodian, and, upon receipt of Proper Instructions, to deposit securities upon invitations for tenders of securities, provided that the consideration for such securities is to be paid or delivered to the Custodian, or the tendered securities are to be returned to the Custodian. Notwithstanding any provision of this Agreement to the contrary, the Custodian shall take all commercially reasonable actions, unless otherwise directed to the contrary in Proper Instructions, to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership of which the Custodian has actual knowledge or of which the Custodian should have knowledge upon exercising the same level of good faith, reasonable care , diligence, and prudence as a professional custodian in performing its duties under this Agreement would have had, and shall promptly notify each applicable Fund of such action in writing by facsimile transmission or in such other manner as such Fund and the Custodian may agree in writing.

        Section 3.07. Stock Dividends, Rights, Etc. The Custodian shall receive and collect all stock dividends, rights, foreign tax reclaims, and other items of a like nature, and deal with the same pursuant to Proper Instructions relative thereto. Custodian duties and obligations under this
Section 3.07 may from time to time be limited by written agreement between the Custodian and a Fund or Series. With respect to securities held by the Custodian in street name, Custodian's duties and obligations under this
Section 3.07 shall be limited to those stock dividends, foreign tax reclaims and other items of a like nature that the Custodian is able, using commercially reasonable methods (which shall not include the institution of legal proceedings except pursuant to Section 6.03(c)) in its discretion, to receive and collect from the record holders of such securities. The Custodian's further duties and obligations with respect to tax reclaims shall be as set forth in Schedule C hereto.

        Section 3.08. Options. Upon receipt of Proper Instructions and in accordance with the provisions of any agreement between the Custodian, any registered broker-dealer and, if necessary, a Fund on its own behalf or on behalf of any applicable Series relating to compliance with the rules of the Option Clearing Corporation or of any registered national securities exchange or similar organization(s), the Custodian shall: (i) receive and retain confirmations or other documents, if any, evidencing the purchase or writing of an option on a security or securities index by the applicable Fund or Series; (ii) deposit and maintain Property in a Segregated Account; and (iii) pay, release and/or transfer such Property in accordance with notices or other communications evidencing the expiration, termination or exercise of such options furnished by the Options Clearing Corporation, the securities or options exchange on which such options are traded, or such other organizations as may be responsible for handling such option transactions. Each Fund or Series (severally and not jointly) and the broker-dealer shall be responsible for the sufficiency of assets held in any Segregated Account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract, or rules, regulations or releases of the Commission or interpretive positions of the Commission or its staff.

        Section 3.09. Futures Contracts. Upon receipt of Proper Instructions, or pursuant to the provision of any Procedural Agreement among a Fund, the Custodian, and any futures commission merchant regarding "margin," the Custodian shall: (i) receive and retain confirmations, if any, evidencing the purchase or sale of a futures contract or an option on a futures contract by the applicable Fund; (ii) segregate and maintain a Segregated Account Property designated as initial, maintenance or variation margin deposits intended to secure the performance by the applicable Fund or Series of its obligations under any futures contracts purchased or sold or any options on futures contracts written by the Fund, in accordance with the provisions of any Procedural Agreement designed to comply with the rules of the Commodity Futures Trading Commission and/or commodity exchange or contract market (such as the Chicago Board of Trade), or any similar organization(s), regarding such margin deposits; and (iii) release assets from and/or transfer assets into such margin accounts only in accordance with any such Procedural Agreement. Alternatively, the Custodian may deliver assets in accordance with Proper Instructions to a futures commission merchant for purposes of the margin requirements in accordance with Rule 17f-6 under the Investment Company Act. If delivery is made in accordance with Proper Instructions, Custodian shall be deemed to have acted in accordance with Rule 17f-6. Each Fund or Series (severally and not jointly) and such futures commission merchant shall be responsible for the sufficiency of assets held in the Segregated Account in compliance with applicable margin maintenance requirements and the performance of any futures contract or option on a futures contract in accordance with its terms.

        Section 3.10. Borrowings. Upon receipt of Proper Instructions, the Custodian shall deliver securities of any Fund or Series thereof to lenders or their agents or otherwise establish a Segregated Account at the Custodian as agreed to by the applicable Fund or Series and the Custodian and, where applicable, any third-party lender, as collateral for borrowings effected by such Fund, provided that such borrowed money is payable to or upon the Custodian's order as Custodian for the applicable Fund and concurrently with the delivery of such securities.

        Section 3.11. Interest Bearing Deposits. Upon receipt of Proper Instructions directing the Custodian to purchase Interest Bearing Deposits for the account of a Fund or Series, the Custodian shall purchase such Interest Bearing Deposits in the name of the Custodian on behalf of the applicable Fund or Series. Such Interest Bearing Deposits may be denominated in U.S. dollars or other currencies. A Fund or Series shall give appropriate notation as to the amount and currency of each such Interest Bearing Deposit, the accepting Banking Institution and all other appropriate details and shall receive and retain such forms of advice or receipt, if any, evidencing such Interest Bearing Deposit as may be forwarded to the Custodian by the Banking Institution. The responsibilities of the Custodian to each Fund for Interest Bearing Deposits accepted on the

Custodian's books in the United States on behalf of a Fund or Series shall be that of a U.S. bank for a similar deposit.

        With respect to Interest Bearing Deposits other that those accepted on the Custodian's books (i) the Custodian shall be responsible for the collection of income as set forth in Section 3.14 and the transmission of cash and instructions to and from such Interest Bearing Deposit; and (ii) except upon the request of a Fund and as agreed by the Custodian, the Custodian shall have no duty with respect to the selection of the Banking Institution. So long as the Custodian acts in accordance with Proper Instructions, the Custodian shall have no responsibility for the failure of such Banking Institution. The Custodian shall not be liable for the solvency of any Banking Institution that is not a branch or Affiliate of the Custodian. Upon receipt of Proper Instructions, the Custodian shall take such commercially reasonable actions as the applicable Fund deems necessary or appropriate to cause such Interest Bearing Deposit to be insured to the maximum extent possibly by all applicable deposit insurers including, without limitation, the Federal Deposit Insurance Corporation (it being understood and acknowledged that such deposits are not eligible for "pass-through" insurance).

        Section 3.12  Foreign Exchange Transactions.

               (a) Foreign Exchange Transactions Other Than as Principal. Upon receipt of Proper Instructions, the Custodian shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Fund or Series with such currency brokers or Banking Institutions as the applicable Fund or Series may determine and direct pursuant to Proper Instructions. The Custodian shall be responsible for the transmission of cash to and receipt of cash from the currency broker or Banking Institution with which the contract or option is made, the safekeeping of all certificates and other documents and agreements delivered to the Custodian or a Subcustodian evidencing or relating to such foreign exchange transactions and the maintenance of proper records as set forth in Section 3.25. Except as agreed upon in writing by the Custodian and a Fund from time to time, the Custodian shall have no duty under this Section 3.12(a) with respect to the selection of the currency brokers or Banking Institutions with which the Fund or a Series deals or, so long as the Custodian acts in accordance with Proper Instructions, for the failure of selected brokers or Banking Institutions to comply with the terms of any contract or option.

               (b) Foreign Exchange Contracts as Principal. The Custodian shall not be obligated to enter into foreign exchange transactions as principal. However, if the Custodian has made available to a Fund its services as a principal in foreign exchange transactions, upon receipt of Proper Instructions, the Custodian shall enter as principal into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the prudent selection of the currency brokers or Banking Institutions and the failure of such currency brokers or Banking Institutions to comply with the terms of any contract or option. In cases where the Custodian, or its subsidiaries, Affiliates, or Subcustodians enter into a separate master foreign exchange contract with a Fund that covers foreign exchange transactions for an Account, the terms and conditions of that foreign exchange contract, and, to the extent not inconsistent, this Agreement, shall apply to such transactions.

        Section 3.13. Securities Loans. Upon receipt of Proper Instructions, the Custodian shall deliver securities of any Fund in connection with loans of securities by such Fund, to the borrower thereof or a securities lending agent identified by the Fund, upon, or, upon Proper Instructions, prior to, the receipt of cash collateral, if any, for such borrowing. In the event U.S. Government securities are to be used as collateral, the Custodian will not release the securities to be loaned until it has received confirmation that such collateral has been delivered to the Custodian. The Custodian and each Fund understand that the timing of receipt of such confirmation will normally require that the delivery of securities to be loaned will be made one day after receipt of collateral in the form of U.S. Government securities. To the extent the Custodian acts as lending agent for a Fund, each party's duties and obligations with respect to that arrangement will be governed by a separate written agreement mutually agreed upon by the Fund and the Custodian.

        Section 3.14. Collections. Consistent with standard industry practice in the applicable market, the Custodian shall, and shall cause any Subcustodian to, take all commercially reasonable steps (which shall not include the institution of legal proceedings except pursuant to Section 6.03(c)) at its discretion to: (i) collect amounts due and payable to each Fund or Series with respect to portfolio securities and other assets of each Fund or Series; (ii) promptly credit to the Account of each applicable Fund or Series all income and other payments relating to portfolio securities and other assets held by the Custodian hereunder no later than upon Custodian's receipt of such income of payments or as otherwise agreed in writing by the Custodian's receipt of such income or payments or as otherwise agreed in writing by the Custodian and the applicable Fund; (iii) promptly endorse and deliver any instruments required by standard industry practice in each market to effect such collections; and (iv) pursuant to Proper Instructions, promptly execute ownership and other certificates and affidavits for all federal, state and foreign tax purposes in connection with receipt of income, capital gains or other payments with respect to portfolio securities and other assets of each applicable Fund or Series, or in connection with the purchase, sale or transfer of such securities or other assets. The Custodian shall promptly notify each applicable Fund in accordance with standard operating procedures if any amount payable with respect to portfolio securities or other assets of the Fund or Series is not received by the Custodian when due. The Custodian shall not be responsible for the collection of amounts due and payable with respect to portfolio securities or other assets that are in default. With respect to amounts due and payable on portfolio securities held by the Custodian in street name, Custodian's duties and obligations under this
Section 3.14 shall be limited to the collection of amounts of which Custodian has actual knowledge or of which the Custodian should have knowledge upon exercising the same level of good faith, reasonable care , diligence, and prudence as a professional custodian in performing its duties under this Agreement would have had, and that it is able, using commercially reasonable methods, to collect from the record holder of such securities. Subject to the provisions of any separate written agreement entered into by the Custodian and a Fund pursuant to Section 3.13, income due each Fund or Series on securities loaned shall be the responsibility of such Fund or Series, provided that the Custodian shall use all commercially reasonable methods to assist the Fund or Series to collect such income.

        Section 3.15. Dividends, Distributions and Redemptions. Upon receipt of Proper Instructions, the Custodian shall promptly release funds or securities to the Shareholder Servicing Agent or otherwise apply funds or securities, insofar as available, for the payment of dividends or other distributions or Fund shareholders. Upon receipt of Proper Instructions, the Custodian shall release funds or securities, insofar as available, to the Shareholder Servicing Agent or as such Shareholder Servicing Agent shall otherwise instruct for payment to Fund shareholders who have delivered to such Shareholder Servicing Agent a request for repurchase or redemption of their shares of capital stock of such Fund.

        Section 3.16. Proceeds from Shares Sold. The Custodian shall receive funds representing cash payments received for Shares issued or sold from time to time by a Fund or Series and shall promptly credit such funds to the Account(s) of the applicable Fund or Series. The Custodian shall promptly notify each applicable Fund or Series of Custodian's receipt of cash in payment for Shares issued by such Fund or Series by facsimile transmission or in such other manner as the Fund or Series and Custodian may agree in writing. Upon receipt of Proper Instructions, the Custodian shall: (i) deliver all federal funds received by the Custodian in payment for Shares in payment for such investments as may be set forth in such Proper Instructions and at a time agreed upon between the Custodian and the applicable Fund or Series; and (ii) make federal funds received by the Custodian available to the applicable Fund or Series as of specified times agreed upon from time to time by the applicable Fund or Series and the Custodian, in the amount received in payment for Shares which are deposited to the Accounts of each applicable Fund or Series.

        Section 3.17. Proxies, Notices, Etc. The Custodian shall provide each Fund or Series with proxy services in accordance with the terms and conditions set forth in Schedule D to this Agreement.

        Section 3.18. Bills and Other Disbursements. Upon receipt of Proper Instructions, the Custodian shall pay or cause to be paid, insofar as funds are available to the purpose, bills, statements, or other obligations of each Fund or Series.

        Section 3.19. Nondiscretionary Functions. The Custodian shall attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer or other dealings with securities or other assets of each Fund held by the Custodian, except as otherwise directed from time to time pursuant to Proper Instructions.

        Section 3.20.  Bank Accounts.

               (a) Accounts with the Custodian and any Subcustodians. The Custodian shall open and operate a Bank Account on the books of the Custodian or any Subcustodian or a Banking Institution other than the Custodian or any Subcustodian provided that such Bank Account(s) shall be in the name of the Custodian or a nominee of the Custodian, for the account of a Fund or Series, and shall be subject only to the draft or order of the Custodian; provided, however, that such Bank Accounts in countries other than the United States may be held in an Account for the Custodian containing only assets held by the Custodian as a fiduciary or custodian for customers, and provided further, that the records of the Custodian shall indicate at all time the Fund or other customer for which Property is held in such Account and the respective interests therein. Such Bank Accounts may be denominated in either U.S. Dollars or other currencies. The responsibilities of the Custodian to each applicable Fund or Series for deposits accepted on the Custodian's books in the United States shall be that of a U.S. bank for a similar deposit. The responsibilities of the Custodian to each applicable Fund or Series for deposits accepted on any Subcustodian's books shall be governed by the provisions of Section 6.01. Except upon the request of a Fund and as agreed by the Custodian, the Custodian shall have no duty with respect to the selection of a Banking Institution. As mutually agreed from time to time by a Fund and the Custodian, the Custodian shall be responsible for the prudent selection and monitoring of a Banking Institution. The Custodian shall not be liable for the insolvency of any Subcustodian or Banking Institution that is not a branch or Affiliate of the Custodian provided that the Custodian shall have exercised good faith, reasonable care, diligence, and prudence as a professional custodian in determining to place a Fund's Property with such Subcustodian or Banking Institution.

               (b) Deposit insurance. Upon receipt of Proper Instructions, the Custodian shall take such commercially reasonable actions as the applicable Fund deems necessary or appropriate to cause each deposit account established by the Custodian pursuant to this Section 3.20 to be insured to the maximum extent possible by all applicable government deposit insurers including, without limitation, the Federal Deposit Insurance Corporation.

        Section 3.21. Deposit of Fund Assets in Securities Systems. The Custodian may deposit and/or maintain securities owned by a Fund or Series in a Securities Systems provided that such Fund's Board has specifically approved such Securities System prior to its use. Use of a Securities System shall be in accordance with applicable Federal Reserve Board and Commission rules and regulations, if any, and Custodian's duties and obligations with respect to securities deposited or maintained therein will at all times be subject to the rules and procedures of the applicable Securities System. To the extent permitted by the foregoing, use of a Securities System shall also be subject to the following provisions:

               (a) The Custodian may deposit and/or maintain Fund securities, either directly or through one or more Subcustodians appointed by the Custodian (provided that any such Subcustodian shall be qualified to act as a custodian of such Fund pursuant to the Investment Company Act and the rules and regulations thereunder), in a Securities System provided that such securities are represented in an Account of the Custodian or such Subcustodian in the Securities System, which Account shall not include any assets of the Custodian of Subcustodian other than assets held as a fiduciary, custodian, or otherwise for customers and shall be so designated on the books and records of the Securities System.

               (b) The Securities System shall be obligated to comply with the directions of the Custodian or Subcustodian, as the case may be, with respect to the securities held in such Account.

               (c) Each Fund or Series hereby designates the Custodian, or the Custodian's or Securities System's nominee, as the case may be, as the party in whose name or nominee name any securities deposited by the Custodian in the Account at the Securities System are to be registered.

               (d) The books and records of the Custodian with respect to securities of a Fund or Series that are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund or Series.

               (e) Upon receipt of Proper Instructions and subject to the provisions of Section 3.03, the Custodian shall pay for securities purchased for the account of any Fund or Series upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account of the Custodian, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Fund or Series. The Custodian shall transfer securities sold for the account of any Fund or Series upon (i) receipt of an advice from the Securities System that payment for such securities has been transferred to the Account of the Custodian, and
(ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Fund or Series. Copies of all advices from the Securities System of transfers of securities for the account of a Fund or Series shall identify the Fund or Series, be maintained for the Fund or Series by the Custodian or Subcustodian as referred to in Section 3.21(a), and be provided to the Fund or Series at its request. The Custodian shall furnish to each Fund or Series confirmation of each transfer to or from the account of such Fund or Series in the form of a written report or notice and shall furnish to each Fund or Series copies of daily transaction reports reflecting each day's transactions in the Securities System for the account of that Fund or Series on the next succeeding Business Day. Such transaction reports shall be delivered to each applicable Fund or Series, or any Subcustodian designated by such Fund or Series, pursuant to Proper Instructions by computer or in any other manner as such Fund or Series and the Custodian may agree in writing.

               (f) The Custodian shall provide each Fund with any report obtained by the Custodian or Subcustodian as referred to in Section 3.21(a) on the Securities system's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

               (g) Upon receipt of Proper Instructions, the Custodian shall terminate the use of any such Securities Systems on behalf of that Fund or Series as promptly as practicable and shall take all actions reasonably practicable to safeguard the securities of any Fund or Series maintained with such Securities System.

        Section 3.22. Maintenance of Assets in Underlying Fund Systems. The Custodian may maintain securities owned by each Fund or Series by book-entry in an Underlying Fund System provided that the Custodian's books and records identify the specific type and amount of securities so held and the Custodian reconciles those records against the book-entry records of the Underlying Fund System on a monthly basis.

        Section 3.23. Other Transfers. Upon receipt of Proper Instructions, the Custodian shall deliver securities, fund and other Property of each Fund to a Subcustodian or another custodian of such Fund; and, upon receipt of Proper Instructions, make such other disposition of securities, funds or other Property of such Fund in a manner other than, or for purposes other than, as enumerated elsewhere in this Agreement, provided that Proper Instructions relating to such disposition shall include a statement of the amount of securities, funds or other Property to be delivered and the name of the person or persons to whom delivery is to be made.

        Section 3.24. Establishment of Segregated Account(s). Upon receipt of Proper Instructions, the Custodian shall establish and maintain on its books a Segregated Account, for and on behalf of a Fund or Series, in which Segregated Account may be held Property of such Fund or Series, including securities maintained by the Custodian in a Securities System pursuant to Section 3.21 hereof, said Segregated Account to be maintained: (i) for the purposes set forth in Section 3.08, 3.09, and 3.10, hereof; (ii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666 (pub. avail. Apr. 18, 1979), or any subsequent rules, regulations or release or releases of the Commission relating to the maintenance of Segregated Accounts by registered investment companies, or
(iii) for any other lawful purposes as may be deemed necessary by the Fund.

        Section 3.25. Custodian's Books and Records. The Custodian shall provide any assistance reasonably requested by a Fund in the preparation of reports to such Fund's shareholders and others, audits of account, and other ministerial matters of like nature. The Custodian shall maintain complete and accurate records with respect to securities and other assets held for the account of each Fund or Series as required by the rules and regulations of the Commission applicable to investment companies registered under the Investment Company Act, including, without limitation: (i) journals or other records of original entry containing a detailed and itemized daily record of all receipts and deliveries and securities (including certificate and transaction identification numbers, if any), and all receipts and disbursements of cash,
(ii) ledgers or other records reflecting (1) securities in transfer, (2) securities in physical possession, (3)
securities borrowed, loaned or collateralizing obligations o each Fund, (4) monies borrowed and monies loaned (together with a record of the collateral therefor and substitutions of such collateral), (5) dividends and interest received, (6) the amount of tax withheld by any person in respect of any collection made by the Custodian of any Subcustodian, and (7) the amount of reclaims or refunds for foreign taxes paid; and (iii) canceled checks and bank records related thereto. The Custodian shall keep such other books and records of each Fund or Series as such Fund or Series shall reasonably request and Custodian shall agree, which agreement shall not be unreasonably withheld. All such books and records maintained by the Custodian shall be maintained in a form acceptable to the applicable Fund or Series and in compliance with the rules and regulations of the Commission, including, but not limited to, books and records required to be maintained by Section 31(a) of the Investment Company Act and the rules and regulations from time to time adopted thereunder. All books and records maintained by the Custodian pursuant to this Agreement shall at all times be available upon reasonable prior notice during normal business hours for inspection and use by such Fund or Series and its agents, including, without limitation, its independent certified public accountants as well as for inspection by all regulatory authorities whose statutes, laws, rules and regulations are applicable to the Funds or Series. Notwithstanding the preceding sentence, no Fund or Series shall take any actions or cause the Custodian to take any actions that would cause the Custodian, either directly or indirectly, to violate any applicable laws, regulations or orders.

        Section 3.26. Opinion of Fund's Independent Certified Public Accountants. The Custodian shall take all commercially reasonable action as a Fund may request to obtain from year to year favorable opinions from such Fund's independent certified public accountants with respect to the Custodian's activities hereunder in connection with the preparation of the Fund's

Form N-1A and the Fund's Form N-SAR or other periodic reports to the Commission and with respect to any other requirements of the Commission.

        Section 3.27. Reports by Independent Certified Public Accountants. At the request of a Fund, the Custodian shall deliver to such Fund a written report prepared by the Custodian's independent certified public accountants with respect to the custodial services provided by the Custodian under this Agreement, including, without limitation, the Custodian's accounting system, internal accounting controls and procedures for safeguarding Property, including Property deposited and/or maintained in a Securities System or Eligible Securities Depository or with a Subcustodian. Such report shall be of sufficient scope and in sufficient details as may reasonably be required by any Fund and as may reasonably be obtained by the Custodian. Delivery by the Custodian of its then current SAS 70 Report shall constitute compliance with this Section 3.27.

        Section 3.28. Overdrafts. In the event that the Custodian is directed by Proper Instructions to make any payment or transfer of funds on behalf of a Fund for which there are, at the close of business on the date of such payment or transfer, insufficient funds held by the Custodian on behalf of such Fund, the Custodian may, in its discretion, provide an Overdraft to the applicable Fund, in an amount sufficient to allow the completion of such payment. Overdrafts may also arise by reason of the Custodian's reversal of any provisional credit extended to a Fund. Any Overdraft provided hereunder (i) shall be payable on demand or at such time as shall be agreed upon by the applicable Fund and the Custodian; and (ii) shall accrue interest from the date of the Overdraft to the date of payment in full by the applicable Fund at a rate agreed upon in writing, from time to time, by the Custodian and the applicable Fund. The Custodian and each Fund acknowledge that the purpose of such Overdrafts is to support on a temporary basis the purchase or sale of securities for prompt delivery in accordance with the terms hereof, or to meet emergency cash needs not reasonably foreseeable by such Fund. The Custodian shall promptly provide an Overdraft Notice of any Overdraft by facsimile transmission or in such other manner as such Fund and the Custodian may agree in writing. If pursuant to Proper Instructions, a Fund or Series requests the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the reasonable opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or Series being liable for the payment of money or incurring liability in some other form, the Fund, or the Fund on behalf of a Series, shall, as a prerequisite to the Custodian agreeing to take such action, provide indemnity to the Custodian in an amount and form satisfactory to the Fund and the Custodian.

        Section 3.29. Reimbursement for Advances. If, in carrying out Proper Instructions, the Custodian advances cash or securities or makes any payment from Custodian's own funds for any purpose for the benefit of a Fund or Series, including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from the Custodian's or its nominee's own negligence, fraud, willful default or willful misconduct, then the Property held for the account of that Fund or Series shall be security for such advance or payment in an amount not to exceed the amount of such advance or payment. If the applicable Fund or Series fails to promptly repay the advance, the Custodian shall be entitled to use such Fund's or Series' available cash and to dispose of the Property of such Fund to the extent necessary to obtain reimbursement in full for the amount of such advance or payment. The security interest granted to the Custodian under this Section 3.29 shall apply to all advances provided by the Custodian to a Fund or Series, including Overdrafts as defined in Section 1.19 and intraday overdrafts that arise and are settled during the same Business Day, for the period during which any such advance remains outstanding.

        Section 3.30. Claims. The Custodian agrees that all claims upon a Fund with respect to subjects covered by the attached Schedule E shall be made in accordance with Schedule E. In the event that the Custodian needs to make a claim against a Fund pursuant to Schedule E, the Custodian must make such claim within ninety (90) Business Days of the event causing the necessary claim, or within such other period as may be mutually agreed upon from time to time by the Custodian and a Fund. Claims not covered by Schedule E shall be made within such period as may be mutually agreed upon from time to time by the Custodian and a Fund. The applicable Fund will research the cause and make payment if applicable, or forward the claim to the appropriate party.

                                 ARTICLE IV.
                   PROPER INSTRUCTIONS AND RELATED MATTERS

        Section 4.01.  Proper Instructions

               (a) Oral Communications. Proper Instructions in the form of oral communications shall be confirmed on the same day as such instructions are given by the applicable Fund or Series by tested telex or in a writing (including a facsimile transmission) signed or initialed by or on behalf of the applicable Fund or Series by one or more Authorized Persons, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reasonable reliance upon such oral instructions prior to the Custodian's receipt of such confirmation. Each Fund and the Custodian are hereby authorized to record any and all telephonic or other oral instructions communicated to the Custodian.

               (b) Form of Proper Instructions. Proper Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions. Proper Instructions may be transmitted electronically or by computer, provided that a Fund or Series has followed any relevant security procedures agreed to from time to time by the Fund and the Custodian. Each Fund shall be responsible for safeguarding any testkeys, identification codes or other security devices that the Custodian makes available to the Fund. The Custodian shall be without liability for relying on any Proper Instruction, including any Proper Instruction transmitted via facsimile, provided that it reasonably believes the instruction to be a Proper Instruction.


               (c) Address for Proper Instructions. Proper Instructions shall be delivered to the Custodian at the address and/or telephone, telecopy or telex number, or appropriate electronic address, agreed upon from time to time by the Custodian and the applicable Fund.


        Section 4.02. Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter, as appropriate, each Fund shall deliver to the Custodian, duly certified as appropriate by an appropriate officer of such Fund, a certificate setting forth the names, titles, signatures and scope of authority of Authorized Person(s) of such Fund. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Custodian of a similar certificate to the contrary. Upon delivery of a certificate that deletes the names(s) of a person previously authorized by a Fund to give Proper Instructions, such persons shall no longer be considered an Authorized Person or authorized to issue Proper Instructions for that Fund and the Custodian shall promptly notify the Fund of any outstanding notice, request, direction, instruction, certificate or instrument(s) signed by such person on behalf of such Fund.

         Section 4.03. Persons Having Access to Assets of the Fund or Series. Notwithstanding anything to the contrary contained in the Agreement, no Authorized Person, Director, Trustee, officer, employee or agent of any Fund or Series shall have physical access to the assets of the Fund or Series held by the Custodian nor shall the Custodian deliver any assets of such Fund or Series for delivery to an account the Custodian knows or should know to be the account of such person; provided, however, that nothing in this Section 4.03 shall prohibit (i) any Authorized Person from giving Proper Instructions so long as such action does not result in delivery of or access to assets of any Fund or Series prohibited by this Section 4.03; or (ii) each Fund's independent certified public accountants from examining or reviewing the assets of the Fund or Series held by the Custodian. Each Fund or Series shall deliver to the Custodian a written certificate (duly certified by the Secretary or Treasurer of the Fund) identifying all Authorized Persons, Directors, Trustees, officers, employees and agents of such Fund or Series.

         Section 4.04. Actions of Custodian Based on Proper Instructions. So long as and to the extent that the Custodian acts in accordance with (a) Proper Instructions and (b) the terms of this Agreement, the Custodian shall not be responsible for the title, validity or genuineness of any Property, or evidence of title thereof, received by it or delivered by it pursuant to this Agreement.

                                  ARTICLE V.
                                SUBCUSTODIANS

         The Custodian may, from time to time, in accordance with the relevant provisions of this Article V, select and appoint one or more Domestic Subcustodians and/or Foreign Subcustodians to act on behalf of a Fund or Series.

         Section 5.01. Domestic Subcustodians. Upon receipt of Proper Instructions and in accordance therewith, the Custodian may from time to time select and appoint one or more

Domestic Subcustodians to hold and maintain
Property of a Fund or a Series in the United States. The Custodian may also, at any time and from time to time, without instructions from a Fund or Series, appoint a Domestic Subcustodian; provided, that, the Custodian shall notify each applicable Fund in writing of the identity and qualifications of any proposed Domestic Subcustodian at least thirty (30) days priors to appointment of such Domestic Subcustodian, and such Fund may, in its sole discretion, by written notice to the Custodian executed by an Authorized Person disapprove of the appointment of such Domestic Subcustodian. If following notice by the Custodian to each applicable Fund regarding appointment of a Domestic Subcustodian and the expiration of thirty (30) days after the date of such notice, such Fund shall have failed to notify the Custodian of its disapproval thereof, the Custodian may, in its discretion, appoint such proposed Domestic Subcustodian as its Subcustodian.

         Sections 5.02. Foreign Subcustodians. The Custodian may, at any time and from time to time, select and appoint a Foreign Subcustodian, subject to the provisions of this Agreement, the requirements of Rule 17f-5 under the Investment Company Act and the provisions of the Foreign Custody Procedures and Guidelines included in Schedule B attached hereto. Each Foreign Subcustodian and the countries where it may hold securities and other assets of the applicable Funds shall be listed on Schedule F attached hereto, as it may be amended from time to time in accordance with the provisions of Section
9.06 hereof. Each Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment of the Fund or one of its Series that is to be held in a country in which no Foreign Subcustodian or Eligible Securities Depository is authorized to act, in order that there shall be sufficient time for the Custodian (i) to effect the appropriate arrangement with a proposed Foreign Subcustodian or (ii) to determine in its sole discretion and timely inform the Fund that such appropriate arrangements are not available through the Custodian.

         Section 5.03. Termination of a Subcustodian. The Custodian shall monitor each Domestic Subcustodian and Foreign Subcustodian on a continuing basis and shall take all reasonable actions to ensure that each such Subcustodian performs all of its obligations in accordance with the terms and conditions of the Subcustodian agreement between the Custodian and such Subcustodian. In the event that the Custodian determines that a Subcustodian has failed to substantially perform its obligations thereunder, the Custodian shall promptly notify each applicable Fund of such failure to perform. Upon receipt of Proper Instructions, the Custodian shall terminate a Subcustodian with respect to a Fund and either (i) select and appoint in its sole discretion a replacement Subcustodian in accordance with the provisions of
Section 5.01 or Section 5.02, as the case may be, or (ii) determine in its sole discretion and inform the Fund in a timely manner that appropriate alternate arrangements are not available through the Custodian. In addition to the foregoing, the Custodian may, at any time in its discretion, upon written notification to each applicable Fund, terminate any Domestic Subcustodian or Foreign Subcustodian, provided, however, that if the Custodian terminates any Domestic Subcustodian or Foreign Subcustodian pursuant to the provisions of this sentence, the Custodian shall promptly: (i) deposit the Fund's Property previously held with such Domestic Subcustodian or Foreign Subcustodian [NOT A DEFINED TERM] with a replacement Domestic Subcustodian satisfying the requirements of Section 5.01 of this Agreement, or Foreign Subcustodian satisfying the requirements of Section 5.02 of this Agreement, as appropriate; or (ii) hold such Property itself.

                  Section 5.04. Eligible Securities Depositories. The Custodian or a Subcustodian may at any time and from time to time place and maintain Property of a Fund or Series with an

Eligible Securities Depository subject to the provisions of this Agreement, requirements of Rule 17f-7 under the Investment Company Act and the Foreign Custody Procedures and Guidelines included in Schedule B. Each Eligible Securities Depository through which the Custodian or any Subcustodian may hold securities and other assets of the Funds shall be listed on Schedule G attached hereto, as it may be amended from time to time. Each Fund or Series and the Custodian understand and acknowledge that a Fund or Series may not aintain Property with an Eligible Securities Depository prior to the receipt of the initial risk analysis required by Schedule B.

                                 ARTICLE VI.
                      STANDARD OF CARE; INDEMNIFICATION

         Section 6.01.  Standard of Care.

                  (a) General Standard of Care. The Custodian shall be responsible for the performance only of those duties and obligations set forth in this Agreement, including any Schedules or Appendices hereto, and/or in Proper Instructions, and shall have no implied duties or obligations hereunder. The Custodian shall exercise such good faith, reasonable care, diligence, and prudence as a professional custodian for securities in carrying out all of these duties and obligations. The Custodian shall be liable to each Fund or Series for all losses, damages and expenses suffered or incurred by such Fund or Series as a direct result of the failure of the Custodian to act in good faith or to exercise such reasonable care, diligence and prudence, or as a result of the negligence, fraud, willful default or willful misconduct of the Custodian.

                  (b) General Limitation on Liability. The Custodian shall have no liability for any indirect, consequential, special or speculative losses, damages, or expenses incurred by a Fund or Series even if Custodian has been advised of the possibility of same and regardless of the form of action. The Custodian shall not be liable for (i) any loss that results from the general risk of investing, (ii) any loss that results from the risk of investing or holding assets in a particular country, (iii) the insolvency of a Securities System or Eligible Securities Depository, and (iv) the insolvency of any Subcustodian that is not a branch or Affiliate of the Custodian. The Custodian also shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by, force majeure, including but not limited to, nationalization, expropriation, or other governmental actions such as currency restrictions or devaluations, strikes or work stoppages (except with respect to employees of the Custodian or a branch affiliate of the Custodian), insurrection, revolution, acts of war or terrorism, or acts of God.

                  (c) Actions Prohibited by Applicable Law, Etc. In no event shall the Custodian incur liability hereunder if any Person is prevented, forbidden or delayed from performing, or omits to perform, any act that this Agreement provides shall be performed or omitted to be performed, by reason of: (i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction; or (ii) any act of God or war or other similar circumstance beyond the control of the Custodian, unless and to the extent that, in each case, such delay or nonperformance is caused by (1) the negligence, fraud, willful default or willful misconduct of the applicable Person, or (2) a malfunction or failure of equipment operated or used by the applicable Person other than a malfunction or failure beyond such Person's control that could not reasonably be anticipated and/or prevented by such Person.

                  (d) Mitigation by Custodian. Upon the occurrence of any event that causes or that the Custodian believes or a Fund reasonably believes will imminently cause any loss, damage or expense to any Fund or Series, the Custodian shall take all reasonable steps, and shall cause any applicable Domestic Subcustodian or Foreign Subcustodian to take all commercially reasonable steps to mitigate the effects of such event and to avoid continuing harm to a Fund or Series. If the Custodian must seek Proper Instructions from a Fund or Series in order either to take such commercially reasonable steps itself or to take all reasonable steps to cause any applicable Domestic Subcustodian or Foreign Subcustodian to take all commercially reasonable steps and timely requests such Proper Instructions, but the applicable Fund or Series does not provide such Proper Instructions, the Custodian (both as to itself and with respect to any applicable Subcustodian) shall have no further obligations under this Section 6.01(d).

                  (e) Advice of Counsel. The Custodian shall be entitled to receive and act upon advice of counsel on all matters. The Custodian shall be without liability for any action reasonably taken or omitted on good faith pursuant to the advice of (i) counsel for the applicable Fund or Funds, or
(ii) at the expense of the Custodian, such other counsel as the Custodian may choose; provided, however, with respect to the performance of any action or omission of any action upon such advice, the Custodian shall be required to conform to the standard of care set forth in Section 6.01(a).

                  (f) Liability for Past Records. Provided that the Custodian has acted in conformity with the standard of care set forth in subsection (a) of this Section 6.01, the Custodian shall have no liability in respect of any loss, damage or expense suffered by a Fund, insofar as such loss, damage or expense arises from the performance of the Custodian's duties hereunder by reason of the Custodian's reliance upon records that were maintained for such Fund by entities other than the Custodian's prior to the Custodian's appointment as custodian for such Fund.

                  (g) Authorization to Take Action. Subject to the provisions of this Agreement, each Fund or Series authorizes the Custodian to take such actions as may be necessary to fulfill Custodian's duties and obligations under this Agreement notwithstanding that Custodian or any of its divisions or Affiliates may have a material interest in a transaction or circumstances are such that Custodian may have a potential conflict of duty or interest in connection with a transaction, including a conflict arising from the fact that the Custodian or any of its Affiliates may provide brokerage services to other customers, act as financial adviser to the issuer of Property, act as a lender to the issuer of Property, act as agent for more than one customer in the same transaction, have a material interest in the issuance of Property, or earn profits from any of the activities set forth above.

         Section 6.02.  Liability of Custodian for Actions of Other Persons.

                  (a) Domestic Subcustodians and Foreign Subcustodians. The Custodian shall be liable for the actions or omissions of any Domestic Subcustodian selected by the Custodian, or, subject to the provisions of Rule 17f-5 under the Investment Company Act and Foreign Custody Procedures and Guidelines included in Schedule B, any Foreign Subcustodian to the same extent as if such action or omission were performed by the Custodian itself. If a Fund directs the Custodian to appoint a specific Domestic Subcustodian, the Custodian shall, with respect to such Domestic Subcustodian, be responsible only for losses arising from its own negligence, fraud, willful default, willful misconduct or failure to act in good faith or exercise reasonable care, diligence and prudence as a professional custodian. In the event of any loss, damage or expense suffered or incurred by a Fund caused by or resulting from the actions or omission of any Domestic Subcustodian or Foreign Subcustodian for which the Custodian is liable, the Custodian shall reimburse such Fund in the amount of any such loss, damage or expense.

                  (b) Securities Systems. Notwithstanding the provisions of Sections 6.01 and 6.02(a) to the contrary, the Custodian shall only be liable to a Fund for any loss, damage or expense suffered or incurred by such Fund resulting from the use by the Custodian or a Subcustodian of a Securities System to the extent the Custodian or Subcustodian, as applicable, is able to recover from the Securities System, unless such loss, damage or expense is caused by, or results from, the Custodian's or Subcustodian's negligence, fraud, willful default, willful misconduct or failure to act in good faith or exercise reasonable care, diligence and prudence as a professional custodian in its interactions with the Securities System; provided, however, that in the event of any such loss, damage or expense, the Custodian shall, or cause its Subcustodian to, take all commercially reasonable steps to enforce such rights as it may have against the Securities System to protect the interest of the Fund.

                  (c) Eligible Securities Depositories. With respect to Eligible Securities Depositories, the Custodian shall be responsible only for those duties and obligations set forth under Rule 17f-7 under the Investment Company Act and in the Foreign Custody Procedures and Guidelines included in Schedule B to this Agreement pursuant to the requirements of Rule 17f-7 under the Investment Company Act. The Custodian shall act in good faith and shall exercise reasonable care, diligence and prudence in carrying out its duties and responsibilities with respect to Eligible Securities Depositories.

                  (d) Reimbursement of Expenses. Each Fund shall reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian on behalf of such Fund in connection with the fulfillment of its obligations under this Section 6.02; provided, however, that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, fraud, willful default or willful misconduct of the Custodian or the failure of the Custodian to act in good faith or to exercise reasonable care, diligence and prudence as a professional custodian.

         Section 6.03. Indemnification.

         (a) Indemnification Obligations. Subject to the limitation set forth in this Agreement, each Fund or Series severally and not jointly agrees to indemnify and hold harmless the Custodian and its nominees, directors, officers, agents, and employees (collectively, the "Indemnitees") from all loss, damage and expense (including reasonable attorneys' fees), including but not limited to those arising out of claims of negligence made by third parties, suffered or incurred by the Indemnitees arising out of or related to actions taken by the Custodian on behalf of such Fund or Series in the performance of its duties and obligations under this Agreement; provided, however, that such indemnity shall not apply to any loss, damage and expense arising out of or related to the negligence, fraud, willful default or willful misconduct of any Indemnitee, to any consequential, special, or speculative loss, damage or expense or to any loss, damage and expense arising out of or related to any burglary, robbery, hold-up, theft or mysterious disappearance.

         In addition, each Fund or Series agrees severally and not jointly to indemnify any Person against any liability incurred by reason of taxes assessed to such Person, or other loss, damage or expenses incurred by such Person, resulting solely from the fact that securities and other Property of such Fund or Series are registered in the name of such Person; provided, however, that in no event shall such indemnification be applicable to income, franchise of similar taxes that may be imposed or assessed against any Person.

                  (b) Notice of Litigation, Right to Prosecute, Etc. No Fund or Series shall be liable for indemnification for losses or expenses arising out of litigation against an Indemnitee under this Section 6.03 if such Indemnitee shall have failed promptly to notify such Fund in writing of the commencement of any litigation or proceeding brought against such Indemnitee in respect of which indemnity may be sought under this Section 6.03 to the extent that such failure to notify shall have had a material adverse affect on such Fund or Series. With respect to claims in such litigation or proceedings for which indemnity by a Fund may be sought and subject to applicable law and the ruling of any court of competent jurisdiction, such Fund shall be entitled to participate in any such litigation or proceeding and, after written notice from such Fund to any Indemnitee, such Fund may assume the defense of such litigation or proceeding with counsel of its choice at its own expense in respect of that portion of the litigation for which such Fund may be subject to an indemnification obligation; provided, however, an Indemnitee shall be entitled to participate in (but not control) at is own cost and expense, the defense of any such litigation or proceeding if such Fund has not acknowledged in writing its obligation to indemnify the Indemnitee with respect to such litigation or proceeding. If such Fund is not permitted to participate in or control such litigation or proceeding under applicable law or by a ruling of a court of competent jurisdiction, such Indemnitee shall reasonably prosecute such litigation or proceeding. An Indemnitee shall not consent to the entry of any judgement or enter into any settlement in any such litigation or proceeding without providing each applicable Fund with adequate notice of any such settlement or judgement, and without each such Fund's prior written consent, which consent shall not be unreasonably withheld. All Indemnitees shall submit written evidence to each applicable Fund with respect to any cost of expense for which they are seeking indemnification in such form and detail as such Fund may reasonably request. With request to the Custodian, if a Fund has acknowledged in writing its obligation to indemnify the Custodian, the Fund shall not settle for other than monetary damages a claim that materially affects the Custodian without the Custodian's prior written consent.

                  (c) Commencement of Litigation. The Custodian may not commence any litigation on behalf of a Fund or Series except pursuant to Proper Instructions or with the Applicable Fund's prior written consent. Except where the Custodian is a necessary party to the litigation, a Fund or Series shall not instruct the Custodian to commence litigation without the Custodian's prior consent, which consent shall not be reasonably withheld.

         Section 6.04. Fund's Right to Proceed. Notwithstanding anything to the contrary contained herein, each Fund shall have, as its election upon reasonable notice to the Custodian, the right to enforce, to the extent permitted by any applicable agreement and applicable law, the Custodian's rights against any Subcustodian, Securities System, Eligible Securities Depository or other Person for loss, damage or expense caused such Fund by such Subcustodian, Securities System, Eligible Securities Depository or other Person, and shall be entitled to enforce the right of the Custodian with respect to any claim against such Subcustodian, Securities System, Eligible Securities Depository or other Person, which the Custodian may have as a consequence of any such loss, damage or expense, if and to the extent that such Fund has not been made whole for any such loss or damage. If the Custodian makes such Fund whole for any such loss or damage, the Custodian shall retain the ability to enforce its rights directly against such Subcustodian, Securities System or other Person and the Fund shall provide the Custodian with reasonable cooperation in respect of such enforcement. Upon such Fund's election to enforce any rights of the Custodian under this Section 6.04, such Fund shall reasonably prosecute all actions and proceedings directly relating to the rights of the Custodian in respect of the loss, damage or expense incurred by such Fund; provided that, so long as such Fund has acknowledged in writing its obligation to indemnify the Custodian under
Section 6.03 hereof with respect to such claim, such Fund shall retain the right to settle, compromise and/or terminate any action or proceeding in respect of the loss, damage or expense incurred by such Fund without the Custodian's consent, provided further, that if such Fund has not made an acknowledgment of its obligation to indemnify, such Fund shall not settle, compromise or terminate any such action or proceeding without the written consent of the Custodian, which consent shall not be reasonably withheld or delayed. The Custodian agrees to cooperate with each Fund and take all actions reasonably requested by such Fund in connection with such Fund's enforcement of any rights of the Custodian. Each Fund agrees to reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian on behalf of such Fund in connection with the fulfillment of its obligations under this
Section 6.04; provided, however, that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, fraud, willful default or willful misconduct of the Custodian. Each Fund agrees that it shall not settle for other than monetary damages a claim that materially affects the Custodian without the Custodian's prior written consent.

                                 ARTICLE VII.
                                 COMPENSATION

         Each Fund shall compensate the Custodian in an amount, and at such times, as may be agreed upon in writing, from time to time, by the Custodian and such Fund.

                                ARTICLE VIII.
                                 TERMINATION

         Section 8.01. Termination of Agreement as to One or More Funds. With respect to each Fund, this Agreement shall continue in full force and effect until the first to occur of: (i) termination by the Custodian by an instrument in writing delivered or mailed to such Fund, such termination to take effect not sooner that sixty (60) days after the date of such delivery; (ii) termination by such Fund by an instrument in writing delivered or mailed to the Custodian, such termination to take effect not sooner than sixty (60) days after the date of such delivery; or (iii) termination by such Fund by written notice delivered to the Custodian, based upon such Fund's determination that there is a reasonable basis to conclude that the Custodian is insolvent or that the financial condition of the Custodian is deteriorating in any material respect, in which case termination shall take effect upon the Custodian's receipt of such notice or at such later time as such Fund shall designate. In the event of termination pursuant to this Section 8.01 by any Fund, each Terminating Fund shall make payment of all accrued fees and unreimbursed expenses with respect to such Terminating Fund within a reasonable time following termination and delivery of a statement to the Terminating Fund setting forth such fees and expenses. In the event of a termination by a Fund or the Custodian, each Fund shall identify in any notice of termination or in a subsequent writing, a successor custodian or custodians to which the Property of the Terminating Fund shall, upon termination of the Agreement with respect to such Terminating Fund, be delivered. In the event that securities and other assets of such Terminating Fund remain in the possession of the Custodian after the date of termination hereof with respect to such Terminating Fund owing to failure of the Terminating Fund to appoint a successor custodian (i) the Custodian shall be entitled to compensation for its services in accordance with the fee schedule most recently in effect, for such period as the Custodian retains possession of such securities and other assets, and the provisions of this Agreement relating to the duties and obligations of the Custodian and the Terminating Fund shall remain in full force and effect and (ii) the Custodian may (but shall be under no obligation to), upon 30 day's written notice to the Terminating Fund appoint a successor custodian provided that such successor custodian is eligible to hold the Terminating Fund's assets and the Terminating Fund shall not have objected to such appointment. In the event of the appointment of a successor custodian, it is agreed that the Property owned by a Terminating Fund and held by the Custodian, any Subcustodian or nominee shall be delivered to the successor custodian; and the Custodian agrees to cooperate with such Terminating Fund in the execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement. Upon the transfer of the assets of a Terminating Fund to a successor custodian, the Custodian may deduct from such assets prior to the transfer an amount equal to the sum of any unpaid fees or expenses to which the Custodian is entitled by reason of its services as Custodian.

         Section 8.02. Termination as to One or More Series. This Agreement may be terminated as to one or more Series of a Fund (but less than all Series) by delivery of an amended Schedule A deleting such Series pursuant to
Section 9.06 hereof, in which case termination as to such deleted Series shall take effect thirty (30) days after the date of such delivery. The execution and delivery of an amended Schedule A which deletes one or more Series shall constitute a termination of the Agreement only with respect to such deleted Series, shall be governed by the preceding provisions of Section 8.01 as to the identification of a successor custodian and the delivery of Property of the Series so deleted, and shall not affect the obligations of the Custodian and any Fund hereunder with respect to the other Series set forth in Schedule A, as amended from time to time.

                                 ARTICLE IX.
                                MISCELLANEOUS

         Section 9.01.     Execution of Documents, Etc.

                  (a) Actions by each Fund. Upon request, each Fund shall execute and deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations to such Fund under this Agreement or any applicable Subcustodian agreement with respect to such Fund, provided that the exercise by the Custodian or any Subcustodian of any such rights shall in all events be in compliance with the terms of this Agreement.

                  (b) Actions by Custodian. Upon receipt of Proper Instructions, the Custodian shall execute and deliver to each applicable Fund or to such other parties as such Fund(s) may designate in such Proper Instructions, all such documents, instruments or agreements as may be reasonable and necessary or desirable in order to effectuate any of the transactions contemplated hereby.

         Section 9.02. Representative Capacity; Nonrecourse Obligations. A copy of the articles of incorporation, declaration of trust, certificate of trust or other organizational document of each Fund is on file with the secretary of the state of the Fund's formation, and notice is hereby given that this Agreement is not executed on behalf of the directors or trustees of any Fund as individuals, and the obligations of the Agreement are not binding upon any of the directors, trustees, officers, shareholders or partners of any Fund individually, but are binding only upon the Property of each Fund or Series. The Custodian agrees that no shareholder, director, trustee, officer or partner of any Fund may be held liable or responsible for any obligations of any Fund arising out of this Agreement.

         Section 9.03. Several Obligations of the Funds and the Series. With respect to any obligations of a Fund on its own behalf or on behalf of any of its Series arising out of this Agreement, including, without limitation, the obligations arising under Sections 3.28, 6.03, 6.04 and Article VII hereof, the Custodian shall look for payment of satisfaction of any obligation solely to the assets and property of the applicable Fund or Series to which such obligation relates as though each Fund had separately contracted with the Custodian by separate written instrument on its own behalf and with respect to each of its Series.

         Section 9.04. Representations and Warranties.

                  (a) Representations and Warranties of each Fund. Each Fund hereby severally and not jointly represents and warrants that each of the following shall be true, correct and complete with respect to each Fund at all times during the term of the Agreement: (i) the Fund is duly organized under the laws of its jurisdiction of organization and is registered as an open-end management investment company or closed-end management investment company, as the case may be, under the Investment Company Act, and (ii) the execution, delivery and performance by the Fund of the Agreement are (1) within its power, (2) have been duly authorized by all necessary action, and (3) will not
(a) contribute to or result in a breach of or default under or conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority, or (b) violate any provision of a Fund's articles of incorporation, declaration of trust or other organizational document, or bylaws, or any amendment thereof or any provision of its most recent Prospectus or, if any, Statement of Additional Information.

                  (b) Representations and Warranties of the Custodian. The Custodian hereby represents and warrants to each Fund that each of the following shall be true, correct and complete at all times during the term of this Agreement: (i) the Custodian is duly organized under the laws of its jurisdiction of organization and qualifies to act as a Custodian and Foreign Custody Manager to open-end management investment companies or closed-end investment companies, as the case may be, under the provisions of the Investment Company Act; and (ii) the execution, delivery and performance by the Custodian of this Agreement are (1) within its power, (2) have been duly authorized by all necessary action, and (3) will not (a) contribute to or result in a breach of or default under or conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority, or (b) violate any provision of the Custodian's corporate charter, or other organizations document, or bylaws, or any amendment thereof.

         Section 9.05. Entire Agreement. This Agreement constitutes the entire understanding and agreement of each Fund, on the one hand, and the Custodian, on the other, with respect to the subject matter hereof and, accordingly, supersedes as of the effective date of the Agreement any custodian agreement heretofore in effect between each Fund and the Custodian.

         Section 9.06. Waivers and Amendments. No provisions of the Agreement may be waived, amended or terminated except by a statement in writing signed by the party against which enforcement of such waiver, amendment or termination is sought; provided, however: (i) Schedule A listing each Fund and each Series for which the Custodian serves as custodian may be amended from time to time to add one or more Funds or one or more Series of one or more Funds, by each applicable Fund's execution and delivery to the Custodian of an amended Schedule A, and the execution of such amended Schedule A by the Custodian, in which case such amendment shall take effect immediately upon execution by the Custodian. Schedule A may also be amended from time to time to delete one or more Funds or one or more Series (but less than all of the Series) of one or more Funds, by each applicable Fund's execution and delivery to the Custodian of an amended Schedule A, in which case such amendment shall take effect thirty (30) days after such delivery, unless otherwise agreed by the Custodian and each applicable Fund in writing; (ii) Schedule B setting forth the Foreign Custody Procedures and Guidelines may be amended only by an instrument in writing executed by each applicable Fund and the Custodian; (iii) Schedule C setting forth the Custodian's duties and obligations with respect to tax services may be amended only by an instrument in writing executed by each applicable Fund and the Custodian; (iv) Schedule D setting forth the Custodian's duties and obligations with respect to proxy services may be amended only by and instrument in writing executed by each applicable Fund and the Custodian; (v) Schedule E relating to claims may be amended only by an instrument in writing executed by each applicable Fund and the Custodian; and (vi) Schedule F setting forth the foreign subcustodian bank network used by each Fund or Series may be amended by the Custodian at any time upon prompt written notice to each applicable Fund.

         Section 9.07. Interpretation. In connection with the operation of the Agreement, the Custodian and any Fund may agree from time to time on such provisions interpretative of or in addition to the provisions of this Agreement with respect to such Fund as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretative or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretative or additional provisions shall contravene any applicable federal or state regulations or any provision of the articles of incorporation or analogous governing document of the Fund. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement or affect any other Fund.

         Section 9.08. Captions. Headings contained in the Agreement, which are included as convenient references only, shall have no bearing upon the interpretation of the terms of the Agreement or the obligations of the parties hereto.

         Section 9.09. Governing Law. Insofar as any question or dispute may arise in connection with the Agreement, the provisions of the Agreement shall be construed in accordance with and be governed by the laws of the State of New York without reference to the conflict of laws provisions of the State of New York.

         Section 9.10. Notices. Except in the case of Proper Instructions, notices and other writings contemplated by the Agreement shall be delivered by hand or by facsimile transmission (provided that in the case of delivery by facsimile transmission, notice shall also be mailed postage prepaid) to the parties at the following addresses:

                  1.       If to any Fund:


                  2.       If to the Custodian:

                           JPMorgan Chase Bank
                           4 Chase MetroTech Center - 18th Floor
                           Brooklyn, NY 11245

                           Attn:  John J. Barry
                           Telephone: (212) 622-0735
                           Telefax: (212) 622-1883

Or to such other address as a Fund or the Custodian may have designated in writing to the other.

         Section 9.11. Assignment. This Agreement shall be binding on and shall inure to the benefit of each Fund severally and the Custodian the their respective successors and assigns, provided that, subject to the provisions of
Section 8.01 hereof, neither the Custodian nor any Fund may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

         Section 9.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. With respect to each Fund, this Agreement shall become effective when an amended Schedule A including the Fund has been signed and delivered by such Fund to the Custodian.

         Section 9.13. Confidentiality; Survival of Obligations. The parties hereto agree that each shall treat confidentially the terms and conditions of the Agreement and all information provided by each party for the other regarding its business and operations. All confidential information provided by a party hereto, including non-public personal information within the meaning of Commission Regulation S-P, shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any bank examiner or the Custodian or any Subcustodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation. The provisions of this Section 9.13 and Sections 9.01, 9.02, 9.03, 9.09, 3.27, 4.01(a), 4.04, 8.01, Article VI and
Article VII hereof, and any other rights or obligations incurred or accrued by any party hereto prior to termination of the Agreement shall survive and termination of the Agreement.

         Section 9.14. Shareholder Communications. Rule 14b-2 under the Securities Exchange Act of 1934, as amended, requires banks that hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs each Fund to indicate whether the Fund authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose stock the Fund owns. If a Fund tells the Custodian "no," the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any Fund as consenting by the Fund. Please indicate below whether the Funds consent or object by checking one of the alternatives below

         YES [ ] The Custodian is authorized to release each Fund's name, address, and share positions.

         NO [ ] The Custodian is not authorized to release each Fund's name, address, and share positions.


                            - SIGNATURES FOLLOW -

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name on its behalf on the day and year first above written.

Each of the Investment Companies Listed on       JPMorgan Chase Bank
Schedule A Attached Hereto


By:                                              By:
   ---------------------                            ---------------------

Name:                                            Name:
     -------------------                              -------------------
Title:                                           Title:
      ------------------                               ------------------
Date:                                            Date:
     -------------------                              -------------------

                                                                     SCHEDULE A

JPMORGAN CHASE BANK

                                                                     SCHEDULE B


                  FOREIGN CUSTODY PROCEDURES AND GUIDELINES

         The Custodian will serve as the Foreign Custody Manager in the countries listed in Schedule F hereto for the Funds listed on Schedule A to this Agreement pursuant to the terms and provisions of the Agreement and Part I of these procedures and guidelines. As Foreign Custody Manager, the Custodian shall be responsible for managing each Fund's foreign custody arrangements pursuant to the requirements of Rule 17f-5 under the Investment Company Act. The Custodian also shall serve as each Fund's Primary Custodian as defined in and pursuant to the requirements of Rule 17f-7 under the Investment Company Act. As Primary Custodian, the Custodian shall perform the duties and obligations set forth in Rule 17f-7 and in Part II of these guidelines and procedures.

I.       RULE 17f-5: FOREIGN CUSTODY MANAGER

1. In selecting an Eligible Foreign Custodian (as that term is defined in Rule 17f-5(a)(1)), the Foreign Custody Manager shall determine that each Fund's Foreign Assets (as defined in Rule 17f-5(a)(2)) shall be subject to reasonable care by the Eligible Foreign Custodian considering all factors relevant to the safekeeping of such Foreign Assets, including, without limitation those factors set forth in Rule 17f-5(c)(1)(i)-(iv) under the Investment Company Act, with reference to standards of international banks and trust companies holding assets for institutional clients in the relevant market and if there are no such international banks with reference to the principal custodians in the relevant market that act as subcustodians for custodians for U.S. mutual funds.

2. Each agreement between the Foreign Custody Manager and each Foreign Subcustodian shall meet the requirements of Rule 17f-5(c)(2) under the Investment Company Act and will include, at a minimum, the contractual provisions set forth in Rule 17f-5(c)(2)(i) or (ii).

3. The Foreign Custody Manager shall establish a system for monitoring the appropriateness of maintaining a Fund's Foreign Assets with a particular Eligible Foreign Custodian and to monitor the performance of the agreement between the Foreign Custody Manager and each Eligible Foreign Custodian; it being understood, however, that in the event that the Foreign Custody Manager shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford Foreign Assets reasonable care, based on the standards applicable to custodians in the relevant market, and that no other Eligible Foreign Custodian in that country would afford reasonable care, the Foreign Custody Manager shall promptly so advise each Fund and shall then act in accordance with Proper Instructions with respect to the disposition of the affected Foreign Assets.

4. The Foreign Custody Manager shall notify the Fund's investment adviser in writing as soon as reasonably possible of any material changes in the Fund's foreign custody arrangements.

5. The Foreign Custody Manager shall provide the Board with written quarterly reports regarding a Fund's foreign custody arrangements for use at its quarterly Board meetings or at such times as the Board deems reasonable and appropriate based on the circumstances of the Fund's foreign custody arrangement, which reports, among other things:

         (i) notify the Board of the placement of a Fund's Foreign Assets with a particular Eligible Foreign Custodian; and

         (ii) summarize for the Board the material changes in the Fund's foreign custody arrangements that occurred during the prior quarter.

6. The Foreign Custody Manager shall, upon request of the Board, make itself available to report to a Fund's Board in person at its quarterly Board meetings, or at such other times as the Board may from time to time require.

7. The Foreign Custody Manager shall agree to and shall provide the Fund's investment adviser on a regular basis with the country materials it provides to clients. Each Fund acknowledges that the information contained in these materials is for information purposes only and does not constitute investment advice.

8. In performing its delegated duties and obligations to the Fund, the Foreign Custody Manager agrees to exercise the reasonable care, prudence and diligence of a New York bank having responsibility for the safekeeping of Foreign Assets.


II.      RULE 17f-7: PRIMARY CUSTODIAN

1. The Custodian shall provide each Fund with an initial analysis of the custody risks associated with maintaining Foreign Assets in each Eligible Securities Depository (as that term is defined in Rule 17f-7(b)(1)) that may be used to hold a Fund's Foreign Assets in each country in the Custodian's foreign custody network. Each such analysis shall include the information necessary to allow a Fund or its adviser to determine that each depository qualifies as an Eligible Securities Depository. This analysis can generally cover the depository's expertise and market reputation, quality of services, financial strength, insurance or indemnification arrangements, extent and quality of regulation, independent examination of the depository, ratings, internal controls and related procedures, and related legal protections.

2. The Custodian shall promptly provide each Fund with an initial analysis of the custody risks associated with maintaining Foreign Assets in each Eligible Securities Depository in each new country added to the Custodian's foreign custody network.

3. The Custodian shall monitor on a continuing basis the custody risks associated with maintaining a Fund's Foreign Assets with each Eligible Securities Depository used by each Fund and promptly notify such Fund or its investment adviser of any material change to those custody risks.

4. The Custodian shall exercise reasonable care, diligence and prudence in performing its duties as each Fund's Primary Custodian.

5. In addition to the Custodian's obligations set forth in paragraph 3 of this Part II, the Custodian shall annually review the condition of each Eligible Securities Depository used by a Fund and provide each Fund's adviser with written confirmation that there have been no material changes in the custody risks associated with using each such Eligible Securities Depository.

                                                                     SCHEDULE C

                                    TAXES

1.       (a)      Custodian shall apply for a reduction of withholding tax and any refund of any tax paid or credits that apply in each applicable market in which a Fund invests in respect of income payments on Property for the Fund's benefit that Custodian believes may be available to a Fund. The Custodian shall promptly file any certificates or other affidavits for the refund or reclaim of foreign taxes paid, and otherwise use all lawful available measures customarily used to minimize the imposition of foreign taxes at the source. To the extent that the Custodian becomes aware of any changes to law, interpretative rulings or procedures regarding tax reclaims or alternative means of minimizing foreign taxes, Custodian will promptly notify each applicable Fund or Series of such developments.

         (b) The provision of tax reclaim services by the Custodian is contingent upon the Custodian receiving from a Fund (i) a declaration of the Fund's identity and place of residence and (ii) such other documentation or information as may be required by the jurisdiction in which the services are being provided. Each Fund acknowledges that if the Custodian does no receive such declarations, documentation, and information from a Fund, the Custodian will not be able to provide tax reclaim services to such Fund.

         (c) The Custodian shall perform tax reclaim services with respect to taxation levied by the revenue authorities of the countries in which the Custodian provides global custody services. Except as expressly provided herein, the Custodian shall have no responsibility with respect to any Fund's tax position or status in any jurisdiction.

         (d) Each Fund confirms that the Custodian is authorized to disclose to any lawful revenue authority or governmental body any information requested by such entity in relation to a Fund or the Property held by a Fund.

         (e) Tax reclaim services may be provided by the Custodian or, in whole or in part, by any third party appointed by the Custodian (which may be an affiliate of the Custodian); provided that the Custodian shall be liable for the performance of any such third party to the same extent as if the Custodian had itself performed the services.

2.       (a)      The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund of the Custodian as custodian of the Fund by the tax law of the United States of America or any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund of the Custodian as custodian of the Fund by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting.

         (b) Each Fund confirms that the Custodian is authorized to deduct from any cash received or credited to an Account any taxes or levies required by any lawful revenue or governmental authority with respect to such Account. Each Fund certifies that it is a resident of the United Custodian may rely upon this certification or the certification of such other facts as may be required to administer the Custodian's obligations under this Agreement. Each Fund shall provide Custodian with such other documentation and information as Custodian may reasonably request in connection with its provision of services under this Schedule C. Each Fund, severally and not jointly, shall indemnify the Custodian against all losses, liability, claims or demands arising from such certifications or from Custodian's reliance on other documentation and information provided by the Fund.

         (c) Each Fund shall be responsible for the payment of all taxes, including interest and penalties, relating to Property in Account except as specifically limited by section 2(d). The Custodian shall not be liable to a Fund or any third party for any taxes, fines, or penalties payable by the Custodian or a Fund or a that result from
         (i) the inaccurate completion of documents by a Fund or any third party; (ii) provision to the Custodian or a third party; (iii) the withholding of material information by a Fund or any third party; or
         (iv) as a result of any delay by any revenue authority or any other cause beyond the Custodian's control.

         (d) Each Fund agrees to pay, and to indemnify and hold the Custodian harmless from and against, all liabilities, penalties, interest or additions to tax with respect to or resulting from any delay in or failure by the Custodian (i) to pay, withhold or report any U.S. federal, state, or local taxes, or foreign taxes imposed on or (ii) to report interest, dividend, or other income paid or credited to an Account, where such delay or failure by the Custodian to pay, withhold, or report tax or income is the result of a Fund's failure to comply with the terms of this Agreement, including this Schedule C, or the result of any third party's inaccurate completion of documents on behalf of a Fund. No Fund shall be liable to the Custodian for any penalty or additions to tax due as a result of the Custodian's delay or failure to pay or withhold tax or to report interest, dividend or other income paid or credited to an Account solely as a result of the Custodian's negligent acts or omissions.

                                                                     SCHEDULE D

                                PROXY SERVICES

The Custodian shall provide proxy services in accordance with the terms set forth below. Proxy services may be provided by the Custodian or, in whole or in part, by a Subcustodian or nominee appointed by the Custodian.

1. Proxy services include, but are not limited to notices by the Custodian to a Fund or Series of the dates of pending shareholder meetings, resolutions to be voted upon, and the required return dates as may be received by the Custodian or provided to the Custodian by its Subcustodian.

2. The Custodian shall promptly deliver or mail to Proxy Monitor, or such other proxy vendor as may be appointed from time to time by a Fund, all forms of proxies and all notices of meetings and any other notices or announcements or related proxy materials affecting or relating to securities owned by such Fund that are actually received by the Custodian. For purposes of the Schedule D, related proxy materials shall include, but not be limited to, annual reports, explanatory material concerning resolutions, management recommendations, or other relevant materials.

3. Neither the Custodian nor any Subcustodian or nominee shall vote upon any of such securities or execute any proxy to vote thereon or give any consent or take any other action with respect thereto.

4. In providing proxy services hereunder, the Custodian shall be acting solely as the agent of a Fund and shall not exercise any discretion with regard to such proxy services.

5. Each Fund or Series will promptly notify the Custodian of any change in or addition to the proxy vendor[s] used by such Fund or Series. Such notice shall provide Custodian with such information as may be required to allow the Custodian to carry out its duties under paragraph 2 above.

                                                                     SCHEDULE E


SUBJECT COVERED UNDER SECTION 3.30:




Third party foreign exchange
Late/complete trade/corporate action instructions
Counterparty errors


THRESHOLD:

The Fund and the Custodian will jointly pursue claims exceeding $2,500.

NOTE:
Claims must be made within 90 business days of the event, or within such other period as may be mutually agreed upon from time to time by the Custodian and the Fund. Claims not covered shall be made within such period as may be mutually agreed upon from time to time by the Custodian and the Fund.

                                                                     SCHEDULE F


JPMORGAN CHASE BANK

GLOBAL CUSTODY NETWORK SUBCUSTODIANS

ARGENTINA              JPMorgan Chase Argentina
AUSTRALIA              The Chase Manhattan Bank Australia Limited, Sydney
AUSTRIA                Bank Austria AG
BAHRAIN                The British Bank of the Middle East, Manama
BANGLADESH             Standard Chartered Bank
BELGIUM                Generale Bank, Brussels
BERMUDA                The Bank of Bermuda, Hamilton
BOTSWANA               Barclays Bank of Botswana, Ltd. Gaborone
BRAZIL                 Citibank, N.A.
BULGARIA               ING Bank, Sofia
CANADA                 Royal Bank of Canada, Toronto
                       Canadian Imperial Bank of Commerce
CHILE                  Citibank N.A.
CHINA                  Hong Kong Shanghai Banking Corporation, Ltd., Hong Kong
COLOMBIA               Cititrust Colombia S.A, Sociedad Fiduciaria Santafe de Bogota
CROATIA                Privredna Banka Zagreb, d.d.
CZECH REPUBLIC         Ceskoslovenska Obchodni Banka, A.S., Praha
DENMARK                Danske Bank Aktieselskab
ECUADOR                Citibank, Quito
EGYPT                  National Bank of Egypt, Cairo
FINLAND                Nordea AB
FRANCE                 BNP Paribas S.A.
GERMANY                Dresdner Bank AG
GHANA                  Barclays Bank of Ghana, Ltd., Accra
GREECE                 HSBC Greece
HONG KONG              Hong Kong Shanghai Banking Corp. Ltd.
HUNGARY                Citibank Budapest RT, Budapest
INDIA                  Hong Kong Shanghai Banking Corporation, Ltd.

ICELAND                Islandsbanki - FBA
INDONESIA              Hong Kong Shanghai Banking Corporation, Ltd., Jakarta
IRELAND                Bank of Ireland, Dublin
ISRAEL                 Bank Leumi Le - Israel B.M., Tel Aviv
ITALY                  BNP Paribas Securities Services, S.A.
IVORY COAST            Societe Generale De Banque En Cote D'Ivoire, Paris
JAPAN                  Fuji Bank, Ltd. Tokyo
                       The Bank of Tokyo-Mitsubishi, Limited
KAZAKHSTAN             ABN_AMRO Bank Kazakhstan
KENYA                  Barclays Bank of Kenya, Ltd., Nairobi
LATVIA                 A/S Hansabank
LEBANON                The British Bank of the Middle East, Ras-Beirut
LUXEMBOURG             Banque Generale Du Luxembourg, S.A.
MALAYSIA               The Chase Manhattan Bank Berhad, Kuala Lumpur
MAURITIUS              Hong Kong Shanghai Banking Corporation, Ltd.
MEXICO                 The Chase Manhattan Bank Mexico, S.A.
MOROCCO                Banque Commerciale Du Maroc
NAMIBIA                Standard Bank Namibia Ltd., Windhoek
NETHERLANDS            ABN_AMRO Bank
NEW ZEALAND            National Nominees Limited, Auckland
NORWAY                 Den Norske Bank, Oslo
OMAN                   The British Bank of the Middle East, Ruwi
PAKISTAN               Citibank, Karachi
                       Deustche Bank, A.G. Karachi
PERU                   Citibank, Lima
PHILIPPINES            Hong Kong & Shanghai Banking Corporation, Ltd.
POLAND                 Bank Handlowy W Warzawie, S.A., Warsaw
PORTUGAL               Banco Espirito Santo E Commercial de Lisboa, Lisbon
ROMANIA                ABN-AMRO Bank (Romania) S.A., Bucharest
                       ING Bank, Bucharest
RUSSIA                 The Chase Manhattan Bank International ("CMBI"), Moscow
SINGAPORE              Standard Chartered Bank
SLOVAK REPUBLIC        Ceskoslovenska Obchodni Banka, A.S., Bratislava

SLOVENIA               Bank Austria Creditanstalt c.c. Ljubljana
SOUTH AFRICA           Standard Bank of South Africa Limited, Johannesburg
SOUTH KOREA            Hong Kong & Shanghai Banking Corporation, Ltd., Seoul
SPAIN                  The Chase Manhattan Bank, Madrid
SRI LANKA              Hong Kong & Shanghai Banking Corporation, Ltd., Colombo
SWAZILAND              Stanbic Bank Swaziland Ltd., Mbabane
SWEDEN                 Skandinaviska Enskilda Banken, Stockholm
SWITZERLAND            UBS A.G.
TAIWAN                 The Chase Manhattan Bank, Taipei
THAILAND               Standard Chartered Bank (SCB)
TUNISIA                Banque Internationale Arabe de Tunisie
TURKEY                 The Chase Manhattan Bank, Istanbul
UNITED ARAB EMIRATES   HSBC Bank Middle East
UNITED KINGDOM         The Chase Manhattan Bank, London
URUGUAY                BankBoston, Montevideo
VENEZUELA              Citibank, Caracas
VIETNAM                Hong Kong and Shanghai Banking Corporation
ZAMBIA                 Barclays Bank of Zambia, Ltd., Lusaka
ZIMBABWE               Barclays Bank of Zimbabwe Ltd., Harare

                                                                     SCHEDULE G


JPMORGAN CHASE BANK

GLOBAL CUSTODY NETWORK DEPOSITORIES

ARGENTINA              Caja de Valores
AUSTRALIA              Austraclear Limited
                       Clearing House Electronic Sub-register System (CHESS)
                       The Reserve Bank Information and Transfer System (RITS)
AUSTRIA                Oesterreichische Kontrollbank Aktiengesellschaft (OeKB)
BELGIUM                Caisse Interprofessionnelle de Depots et de Virements de Tires (CIK)
                       Banque Nationale de Belgique
BRAZIL                 Bolsa de Valores de Sao Paolo (BOLVESPA)
BULGARIA               Bulgarian Central Depository A.D.
CANADA                 Canadian Depository for Securities (CDS)
CHILE                  Deposito Central de Valores SA (DCV)
CHINA                  China Securities Depository and Clearing Co. Ltd.
CZECH REPUBLIC         Securities Center (SCP)
                       Trh Krakodonch Dlluhopsu (TKD)
DENMARK                Vaerdipapircentralen (VP Center)
EGYPT                  Misr Clearing & Securities Department
EUROMARKET             Cedel
                       Euroclear
FINLAND                Pankkitarkastus Virasto ("Securities Associantion") (CSR)
                       Helsinki Money Market Center Ltd.
FRANCE                 Euroclear France
                       Banque de France - SATURNE
GERMANY                Deutscher Kassenverein A.G. (KV)
GREECE                 Apotherio Titlon, A.E.
                       Bank of Greece
HONG KONG              Central Clearing and Settlement System (CCASS)
HUNGARY                Keler, Ltd.
INDONESIA              PT Kliring Sentral Efek Indonesia (KSEI)
IRELAND                CREST
                       Gilt Settlement Office (GSO)
ISRAEL                 Tel Aviv Stock Exchange Clearing House (TASE) Clearing House

ITALY                  Monte Titoli (MT)
JAPAN                  JASDEC
LATVIA                 Latvian Central Depository (LCD)
LUXEMBOURG             Cedel
MALAYSIA               Malaysian Central Depository Sdn Bhn (MCD)
MAURITIUS              Central Depository System (CDS)
MEXICO                 Instituto para el Deposito de Valroes (INDEVAL)
MOROCCO                Maroclear
                       Bank Al'Maghrib
NETHERLANDS            De Nederlandsche Bank N.V.
                       Nederlands Centraal Instituut voor Girall Effectenverkeer BV (NIEC)
                       NECIGEF/KAS Associatie NV
NEW ZEALAND            Austraclear New Zealand
NORWAY                 Verdipapiresentralen (VPS)
PAKISTAN               Central Depository Company of Pakistan Ltd. (CDC)
POLAND                 National Deposit of Securities (NDS)
                       Central Registry of Treasury-Bills (CRT)
PORTUGAL               Interbolsa
ROMANIA                National Company for Clearing, Settlement and Depository for Securities (SNCDD)
                       (RASDAQ)
                       Budapest Stock Exchange Registry
                       National Bank of Romania
RUSSIA                 Moscow Interbank Currency Exchange (MICEX)
SINGAPORE              Central Depository Ptc. Ltd. (CDP)
                       Monetary Authority of Singapore
SLOVAK REPUBLIC        Stredicko Cennych Papiro (SCP)
                       National Bank of Slovakia
SOUTH AFRICA           Central Depository Ltd. (CD)
SOUTH KOREA            Korean Securities Depository (KSD)
SPAIN                  Sevicio de Compensacion y Liquidacion de Valores (SCLV)    Central Book Entry
                       Office (CBEO)
SRI LANKA              Central Depository System (private) Ltd. - CDS (PVT) Ltd.
SWEDEN                 Vardepapperscentralen (VPC)
SWITZERLAND            Schweizerische Effekten-Giro (SEGA)
TAIWAN                 Taiwan Securities Central Depository Co., Ltd. (TSCD)

THAILAND               Thailand Securities Depository Company Ltd. (TSDC)
TUNISIA                STICODEVAM
                       Ministry of Finance
                       Central Bank of Tunisia
TURKEY                 Takas Bank
                       Central Bank of Turkey
UNITED KINGDOM         The Central Gilts Office (CGO)
                       The Central Moneymarkets Office (CMO)
                       CREST
ZAMBIA                 LuSE Central Shares Depository Ltd. (LuSE)